Exhibit (13)(a)


                             C O N F I D E N T I A L
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                            TRANSFER AGENCY AGREEMENT

                  Transfer Agency Agreement dated as of June 14, 2000 between between MPAM Funds Trust, a business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 200 Park Avenue, New York, New York 10166 (hereinafter referred to as the "Fund"), and DREYFUS TRANSFER, INC., a Maryland corporation, having its principal office and place of business at One American Express Plaza, Providence, Rhode Island 02903.

                              W I T N E S S E T H :
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                  That for and in consideration of the mutual promises
hereinafter set forth, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Whenever used in this Agreement, the following words and phrases shall have the following meanings:

                  1. "Approved Institution" shall mean an entity so named in a Certificate. From time to time the Fund may amend a previously delivered Certificate by delivering to the Transfer Agent (as hereinafter defined) a Certificate naming an additional entity or deleting any entity named in a previously delivered Certificate.

                  2. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent by the Fund, which is signed by any Officer, as hereinafter defined, and actually received by the Transfer Agent.

                  3. "Computer tape" shall include any tapes physically delivered, or electronic transmission inputted or transmitted via a remote terminal or other similar link, into a data processing, storage, or collection system, or similar system, utilized by the Transfer Agent. All computer tapes shall be compatible with either the Transfer Agent's tape layout package existing on the date of this Agreement, or such other format as may be developed pursuant to the software enhancement procedures (see Appendix C(2)).

                  4. With respect to MPAM International Fund and MPAM Emerging Markets Fund, "Custodian" shall mean Boston Safe Deposit and Trust Company, as custodian under the terms and conditions of the Custody Agreement between Boston Safe Deposit and Trust Company and the Fund, or its successor(s), or any other custodian appointed by the Fund for such other series of the Fund. With respect to all other series of the Fund, "Custodian" shall mean, Mellon Bank, N.A., as custodian under the terms and conditions of the Custody Agreement between Mellon

Bank, N.A. and the Fund, or its successor(s), or any other custodian appointed by the Fund for such other series of the Fund.

                  5. "Dreyfus" shall mean The Dreyfus Corporation and/or any presently existing or future subsidiary thereof (excluding the Transfer Agent), as the context requires.

                  6. "Dreyfus-affiliated fund" shall mean any mutual fund sponsored, advised, sub-advised or administered by Dreyfus, or for which Dreyfus acts as the primary distributor.

                  7. "Fund Business Day" shall be deemed to be each day on which the Fund is required to determine its net asset value, and any other day on which the Securities and Exchange Commission may require the Fund to be open for business.

                  8. "Officer" shall be deemed to be the Fund's Chairman of the Board, the Fund's President, any Vice President of the Fund, the Fund's Secretary, the Fund's Treasurer, the Fund's Controller, any Assistant Controller of the Fund, any Assistant Treasurer of the Fund, any Assistant Secretary of the Fund, and any other person duly authorized by the Fund's Board to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and named in the Certificate annexed hereto as Appendix A, as such Certificate may be amended from time to time.

                  9. "Prospectus" shall mean the most current Fund prospectus and statement of additional information with respect to which a registration statement under the Securities Act of 1933, as amended, has become effective.

                  10. "Shares" shall mean all or any part of each series and class of shares of beneficial interest of the Fund listed in the Certificate annexed hereto as Appendix B, as it may be amended from time to time, which from time to time are authorized and/or issued by the Fund.

                  11. "Transfer Agent" shall mean Dreyfus Transfer, Inc., as transfer agent, registrar and dividend disbursing agent under the terms and conditions of this Agreement, its permitted agent(s), sub-contractor(s), successor(s) or assign(s).

                  12. Unless otherwise specified, "written" or "in writing" refers to an original, manually-signed document.

                                   ARTICLE II

                          APPOINTMENT OF TRANSFER AGENT

                  1. The Fund hereby constitutes and appoints the Transfer Agent as transfer agent of all the Shares of the Fund and as dividend disbursing agent during the period of this Agreement.

                  2. The Transfer Agent hereby accepts appointment as transfer agent and dividend disbursing agent and agrees to perform the duties thereof as hereinafter set forth, including those set forth on Appendices C(1) and C(2),


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and Exhibit 1 - "System Report Output," for the fees set forth therein.

                  3. In connection with such appointment, the Fund shall deliver the following documents to the Transfer Agent:

                         (a) A certified copy of the Fund's Agreement and
Declaration of Trust and all amendments thereto;

                         (b) A certified copy of the By-Laws of the Fund;

                         (c) A certified copy of a resolution of the Fund's
Board appointing the Transfer Agent and authorizing the execution of this Transfer Agency Agreement;

                         (d) A Certificate signed by the Secretary of the Fund
specifying with respect to each class of Shares: the number of authorized Shares, and the number of such authorized Shares issued and currently outstanding, the names and specimen signatures of the Officers of the Fund, and the name and address of the legal counsel for the Fund;

                         (e) Specimen Share certificates for each class of
Shares in the form approved by the Fund's Board, together with a certificate signed by the Secretary of the Fund as to such approval;

                         (f) Copies of the Fund's Registration Statement, as
amended to date, and the most recently filed Post-Effective Amendment thereto, filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, together with any applications filed in connection therewith;

                         (g) Opinion of counsel for the Fund with respect to the
validity of the authorized and outstanding Shares, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

                         (h) Such other documents as may reasonably be requested
by the Transfer Agent in order for it to properly perform its duties under this Agreement.

                  4. The Fund shall furnish the Transfer Agent with a sufficient supply of blank Share certificates and will replenish such supply within 30 days after receiving a request therefor from the Transfer Agent. Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Fund authorized by law or by the By-Laws to sign Share certificates, and, if required, shall bear the corporate seal or facsimile thereof.



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                                   ARTICLE III

                      AUTHORIZATION AND ISSUANCE OF SHARES

                  1. The Fund shall deliver to the Transfer Agent the following documents on or before the effective date of any increase or decrease in the total number of Shares authorized to be issued:

                         (a) A certified copy of a resolution of the Fund's
Board authorizing the amendment to the Agreement and Declaration of Trust giving effect to such increase or decrease;

                         (b) In the case of an increase, an opinion of counsel
for the Fund with respect to the validity of the increased number of Shares and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

                         (c) In the case of an increase, if the appointment of
the Transfer Agent was theretofore expressly limited, a certified copy of a resolution of the Fund's Board increasing the authority of the Transfer Agent.

                  2. Prior to the issuance of any additional Shares of the Fund pursuant to stock dividends or stock splits, etc., and prior to any reduction in the number of Shares outstanding, the Fund shall deliver the following documents to the Transfer Agent:

                         (a) A Board certified copy of the resolution(s) adopted
by the Fund and/or the shareholders of the Fund authorizing such issuance of additional Shares of the Fund or such reduction, as the case may be; and

                         (b) An opinion of counsel for the Fund with respect to
the validity of the additional Shares of the Fund and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective, or, if exempt, the specific grounds therefor).

                                   ARTICLE IV

                     RECAPITALIZATION OR CAPITAL ADJUSTMENT

                  1. In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, the Transfer Agent will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

                         (a) A Certificate authorizing the issuance of Share
certificates in the new form;


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                         (b) A certified copy of any amendment to the Agreement
and Declaration of Trust with respect to the change;

                         (c) Specimen Share certificates for each class of
Shares in the new form approved by the Fund's Board, with a Certificate signed by the Secretary of the Fund as to such approval; and

                         (d) An opinion of counsel for the Fund with respect to
the validity of the Shares in the new form and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that the Shares have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).

                  2. The Fund shall furnish the Transfer Agent with a sufficient supply of blank Share certificates in the new form, and will replenish such supply within 30 days after receiving a request therefor from the Transfer Agent. Such blank Share certificates shall be properly signed by Officers of the Fund authorized by law or by the by-laws to sign Share certificates and, if required, shall bear the Fund's seal or facsimile thereof.

                                    ARTICLE V

                  ISSUANCE, REDEMPTION, AND TRANSFER OF SHARES

                  1. (a) The Transfer Agent shall accept with respect to the Fund's Shares on each Fund Business Day, at such times as are specified in the Prospectus and at such other times as are agreed upon from time to time by the Transfer Agent and the Fund, each (i) purchase order received from a purchaser, or shareholder, whether or not an Approved Institution, and (ii) redemption request either received from a shareholder or an Approved Institution, or contained in a Certificate, provided that such purchase order or redemption request, as the case may be, is in conformity with the Fund's purchase and redemption procedures described in the Prospectus.

                         (b) The Transfer Agent also shall accept with respect
to the Fund's Shares on each Fund Business Day, at such times as are specified in the Prospectus and at such other times as are agreed upon from time to time by the Transfer Agent and the Fund, a computer tape containing the information set forth in Section 1(a) which is furnished by or on behalf of any Approved Institution.

                  2. On each Fund Business Day, the Transfer Agent shall, as of the time at which the Fund computes its net asset value, record the issuance to, and redemption from, the accounts specified in a purchase order, redemption request, or computer tape which, in accordance with the Prospectus, is effective on such Fund Business Day, the appropriate number of full and fractional Shares based on the net asset value per Share of such class specified in an advice or computer tape received on such Fund Business Day from the Fund. Notwithstanding the foregoing, if a redemption specified in a computer tape is for a dollar value of Shares in excess of the dollar value of uncertificated Shares in the specified account, the Transfer Agent shall not record such redemption in whole or part, and shall immediately orally advise the Approved Institution which


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supplied such tape of such  discrepancy,  with an advice in writing faxed to the
Approved Institution on that same day and mailed to the Approved Institution on the following day.

                  3. The Transfer Agent shall, as of each Fund Business Day specified in a Certificate or resolution described in paragraph 1 of succeeding
Article VI, record the issuance of Shares of a class, based on the net asset value per Share of such class specified in an advice or computer tape received from the Fund on such Fund Business Day, in connection with a reinvestment of a dividend or distribution on Shares of such class.

                  4. On each Fund Business Day, the Transfer Agent shall supply the Fund as early as is reasonably practicable with a statement specifying with respect to the immediately preceding Fund Business Day: the total number of Shares of each class (including fractional Shares) issued and outstanding at the opening of business on such day; the total number of Shares of each class recorded by the Transfer Agent as having been issued on such day pursuant to preceding paragraph 2 of this Article; the total number of Shares of each class recorded by the Transfer Agent as having been redeemed on such day; the total number of Shares of each class, if any, recorded by the Transfer Agent as having been issued on such day pursuant to preceding paragraph 3 of this Article, and the total number of Shares of each class issued and outstanding as of the close of such business day. As soon as is reasonably practicable after such statement is received by the Fund, the Fund shall confirm the number of Shares of each class issued and outstanding contained therein, and may make any necessary corrections, by delivering to the Transfer Agent a Certificate with respect to the same.

                  5. In connection with each purchase and each redemption of Shares, the Transfer Agent shall send such statements as are described in either of the Prospectus or this Agreement. In the event of conflicting language with respect to such statements, the Prospectus will control. If the Prospectus indicates that certificates for Shares are available, and if specifically requested in writing by any shareholder, or if otherwise required hereunder, the Transfer Agent will countersign, record the issuance of and mail, by not less than first class insured mail, to such shareholder at the address set forth in the records of the Transfer Agent, a Share certificate for any full Shares requested. In addition, the Transfer Agent shall record the issuance of and mail Share Certificates for full Shares requested otherwise than in writing provided such request is in accordance with the Prospectus.

                  6. As of each Fund Business Day, the Transfer Agent shall furnish, at the Fund's direction, an advice in writing or, if requested by the Fund, a computer tape, setting forth the number and dollar amount of Shares to be redeemed or purchased on such Fund Business Day in accordance with paragraph 2 of this Article.

                  7. The Transfer Agent shall direct the Custodian to transfer moneys to the dividend disbursing/redemption payment account in connection with a redemption of Shares, and then shall cancel the redeemed Shares and after making appropriate deduction for any withholding of taxes required of it by applicable law (a) in the case of a redemption of Shares pursuant to a redemption described in preceding paragraph 1(a) of this Article, make payment in accordance with the Fund's redemption and payment procedures described in the Prospectus and the shareholder's instructions with respect thereto (so long as


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such instructions do not conflict with the Prospectus), and (b) in the case of a redemption of Shares pursuant to a computer tape described in preceding paragraph 1(b) of this Article, make payment by directing a federal funds wire order to the account previously designated by the Approved Institution specified in said computer tape.

                  8. The Transfer Agent shall not be required to record the issuance of Shares after it has received from an Officer of the Fund or from an appropriate federal or state authority written notification that the sale of such Shares has been suspended or discontinued, nor shall it be required to record the redemption of any Shares after it has received written notification to such effect from an Officer of the Fund or from an appropriate federal authority. The Fund will supply to the Transfer Agent a Certificate listing the states in which the Fund's shares are qualified for sale, as amended from time to time, and the Transfer Agent will record the issuance of Shares only with respect to persons or entities having addresses in such States.

                  9. The Transfer Agent shall accept a computer tape which is furnished by or on behalf of any Approved Institution and is represented to be instructions with respect to the transfer of Shares from one account of such Approved Institution to another account of such Approved Institution, and shall effect the transfers specified in said computer tape.

                  10. Except as otherwise provided in paragraph 11 of this Article, Shares will be transferred or redeemed upon presentation to the Transfer Agent of Share certificates or instructions properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent reasonably deems necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of stock transfer taxes, if any. The Transfer Agent reserves the right to refuse to transfer or record the redemption of Shares until it is reasonably satisfied that the endorsement on the Share certificate or instructions is valid and genuine, and for that purpose it will require, unless otherwise instructed by an authorized Officer of the Fund, a guarantee of signature pursuant to standards and a program adopted in accordance with Rule 17Ad-15 under the Securities Exchange Act of 1934. The Transfer Agent also reserves the right to refuse to transfer or record the redemption of Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or record redemptions which the Transfer Agent, in its reasonable judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer or redemption. The Transfer Agent may, in effecting transfers or recording redemptions of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities.

                  11. Notwithstanding any provision contained in this Agreement to the contrary, the Transfer Agent shall not be required or expected to obtain, as a condition to any transfer of any Shares pursuant to paragraph 9 of this Article, any documents, including, without limitation, any documents of the kind described in paragraph 10 of this Article, to evidence the authority of the person requesting the transfer or redemption and/or the payment of any stock transfer taxes.



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                                   ARTICLE VI

                           DIVIDENDS AND DISTRIBUTIONS

                  1. The Fund shall advise the Transfer Agent as to the following: (i) with respect to each class of Shares, the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, thereof, the record date as of which shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Transfer Agent on such payment date, or (ii) whether the Fund has authorized the declaration of dividends and distributions on a daily or other periodic basis.

                  2. Upon the payment date specified in paragraph 1 above, the Transfer Agent shall, in the case of a cash dividend or distribution, cause the Custodian to transfer to the dividend disbursing/redemption payment account an amount of cash, if any, sufficient for the Transfer Agent to make the payment, if any, to such Shareholders of record as of such payment date who have not elected to reinvest such dividend or distribution in shares of the Fund. The Transfer Agent will, upon the transfer of any such cash, make payment of such cash dividends or distributions to such Shareholders of record as of the record date by: (i) mailing a check, payable to the registered shareholder or other properly authorized payee, to the address of record or dividend mailing address, or (ii) wiring such amounts, or transferring such amounts through the Automated Clearing House, to the accounts previously designated by an Approved Institution, as the case may be. If the Custodian shall not transfer sufficient cash to enable the Transfer Agent to make payments of any cash dividend or distribution on the payable date to all shareholders of record of the Fund as of the record date, the Transfer Agent shall immediately so notify the Fund, and only after such notification may withhold payment to all shareholders of record as of the record date until sufficient cash is provided.

                  3. It is understood that the Transfer Agent shall file timely such appropriate information returns concerning the payment of dividends and other distributions with the proper federal, state and local authorities as are required by law to be filed by the Fund and shall be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders to the extent required of it by applicable law or as agreed between the Transfer Agent and the Fund.

                                   ARTICLE VII

                               CONCERNING THE FUND

                  1. The Fund shall deliver to the Transfer Agent written notice of any change in the Officers authorized to sign Share certificates, Certificates, notifications or requests, together with a specimen signature of each new Officer. In the event any Officer who shall have signed manually or whose facsimile signature shall have been affixed to blank Share certificates shall die, resign or be removed prior to issuance of such Share certificates, the Transfer Agent may issue such Share certificates of the Fund notwithstanding such death, resignation or removal, and the Fund shall deliver to the Transfer


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Agent such approval, adoption or ratification as may be required by law.

                  2. Each copy of the charter documents of the Fund and copies of all amendments thereto shall be certified by the Secretary of State (or other appropriate official) of the state of organization. Each copy of the By-Laws and copies of all amendments thereto, and copies of resolutions of the Fund's Board, shall be certified by the Secretary or Assistant Secretary of the Fund under its corporate seal.

                                  ARTICLE VIII

                          CONCERNING THE TRANSFER AGENT

                  1. The Transfer Agent shall keep such records as are specified in Appendix C(1) hereto in the form and manner, and for such period, as are required by the rules and regulations of appropriate government authorities, in particular Rules 31a-2 and 31a-3 under the Investment Company Act of 1940, as amended from time to time. The records specified in Appendix C(1) hereto maintained by the Transfer Agent pursuant to this paragraph 1 shall be considered to be the property of the Fund and the Transfer Agent shall make such records available promptly upon request for inspection by representatives of the Fund's auditors and legal counsel, employees of the Fund, officers of the Fund and employees of Dreyfus or any of its affiliates designated by the Fund, and such records shall be delivered to the Fund (or a designated successor transfer agent) upon request and in any event upon the date of termination of this Agreement, in all forms and manner kept by the Transfer Agent on such date of termination or such earlier date as may be requested by the Fund. By way of illustration only, and in no way limiting the generality of the foregoing provisions, if the Transfer Agent or its agent captures signatures from Fund applications for the purpose of verifying signatures on redemption checks, the captured signatures (representations of the shareholder's signature which are relied upon to verify signatures) are considered to be the property of the Fund in all forms maintained. In addition, account history data or other account information maintained on microfiche, microfilm, hard copy or other format, are all considered to be property of the Fund. The Fund will pay the Transfer Agent's reasonable out-of-pocket expenses for handling and delivering records to the Fund (or a designated successor transfer agent) pursuant to this paragraph, but will not be charged any amount for the compilation of such records.

                  Inspections of records hereunder shall take place only during business hours, and upon not less than one business day's prior notice to the Transfer Agent.

                  2. The Transfer Agent may, upon written approval of the Fund, employ agents, sub-contractors or attorneys-in-fact. The Transfer Agent shall have with respect to the actions or omissions to act of each such agent, sub-contractor or attorney-in-fact the same rights, duties, and responsibilities as the Transfer Agent would have had if any such actions or omissions to act were the action or omission to act of the Transfer Agent or any officer or employee of the Transfer Agent. By executing this Agreement, the Fund gives its approval to the utilization of First Data Investor Services Group, Inc., and its permitted successors and assigns, as sub-contractor for the performance of any


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or all of the services required to be performed by the Transfer Agent hereunder.

                  3. Share certificates, the value of which does not exceed the limits of the Transfer Agent's Blanket Bond, shall be sent by the Transfer Agent by certified mail. Share certificates, the value of which exceeds the limits of the Transfer Agent's Blanket Bond, will be sent by the Transfer Agent by registered mail with adequate insurance.

                  4. The Transfer Agent may issue new Share certificates in place of Share certificates represented to have been lost, stolen or destroyed upon receiving instructions in writing from an Officer and indemnity provided by the alleged owner of the Share certificates reasonably deemed satisfactory by the Transfer Agent. Such instructions from the Fund shall be in such form as approved by the Fund's Board of in accordance with the provisions of law or of the By-Laws of the Fund governing such matters. The Transfer Agent may issue new Share certificates in exchange for, and upon surrender of, mutilated Share certificates.

                  5. The Transfer Agent will issue and mail subscription warrants for the Shares; Shares representing dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as the Transfer Agent reasonably may deem necessary.

                  6. The Transfer Agent will supply shareholder lists to the Fund from time to time, at no cost to the Fund, upon receiving a request therefor from an Officer of the Fund.

                  7. At the request of an Officer, the Transfer Agent will address and mail such appropriate notices to shareholders as the Fund may direct.

                  8. Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for:

                         (a) The legality of the issue or sale of any Shares to,
the sufficiency of the amount to be received therefor from, or the authority of, any Approved Institution or the Fund, as the case may be, to request such sale or issuance;

                         (b) The legality of a transfer or redemption of Shares
requested by, the propriety of the amount to be paid therefor by, or the authority of any Approved Institution or the Fund, as the case may be, to request, such transfer or redemption;

                         (c) The legality of the declaration of any dividend by
the Fund, or the legality of the issuance of any Shares in payment of any stock dividend; or

                         (d) The legality of any recapitalization or
readjustment of the Shares.

                  9. The Transfer Agent shall be entitled to receive and the Fund hereby agrees to pay to the Transfer Agent for its performance hereunder, including its performance of the duties and functions set forth in the Appendices hereto, the amounts set forth therein, as amended from time to time.


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                  10.  The Transfer Agent will at all times during the term of this Agreement maintain the following insurance policies, issued by a qualified insurance carrier with a Best's rating of `A' or better, in at least the following minimum amounts: (i) an Investment Company Asset Protection Bond providing coverage for, among other things, employee dishonesty, loss of money/securities, and forgery, in the amount of $125 million, such amount to be increased annually in proportion to the extent the total of all assets being serviced by the Transfer Agent increases, and (ii) a Professional Liability Policy providing errors and omissions coverage in the amount of $5 million. Such bonds may be in the form of a joint bond insuring the Dreyfus-affiliated funds, and Dreyfus and its affiliates, and in the case of (i) above, the Transfer Agent may rely on such bond maintained by the Dreyfus-affiliated funds.

                  11. The Transfer Agent will not give any other organization or mutual fund, whether or not affiliated with the Transfer Agent, any preference in supplying any material service to be provided hereunder.

                                   ARTICLE IX

                                   TERMINATION

                  This Agreement shall continue until terminated as provided hereafter. Each of the rights of termination provided in this Article is separable and independent, and a party's ability or inability to terminate this Agreement under one of such provisions shall not, by itself, preclude such party from exercising any other of such provisions.

                  1. The Fund may terminate this Agreement in accordance with the provisions of Appendix D hereto.

                  2. The Fund may terminate this Agreement immediately if the Transfer Agent shall fail to perform the transfer agency services provided for hereunder in any material respect, and such failure shall continue to be unremedied for a period of forty-five (45) days after receipt of written notice from the Fund specifying the failure and demanding that the same be remedied, except for such failures which by their nature require a longer period to effect a cure. With respect to those failures, the Transfer Agent must commence cure immediately and continue to work diligently until such cure is effected. The Transfer Agent will in all cases notify the Fund promptly once a cure is effected. The Transfer Agent's right to cure a failure to provide transfer agency services pursuant to this paragraph will not be available, and the Fund will therefore have the right to immediately terminate this Agreement, with respect to a second failure to provide the same or substantially similar services within any six month period after notice of the cure of the initial failure.

                  3. The Fund may terminate this Agreement immediately, and at any point during a period of two years thereafter, if: (a) the Transfer Agent is adjudicated insolvent or bankrupt or ceases to do business, is unable or admits in writing its inability to pay all debts as they mature or make a general assignment for the benefit of, or enters into a composition or arrangement with, creditors; (b) all or a substantial part of the property of the Transfer Agent is sequestered by court order and such order remains in effect for more than thirty (30) days; (c) the Transfer Agent authorizes, applies for or consents to


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the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets or has such proceedings seeking such appointment commenced against it which are not terminated within thirty (30) days of such commencement; or (d) the Transfer Agent files a voluntary petition under the reorganization or arrangement provisions of the laws of the United States pertaining to bankruptcy or any similar law of any jurisdiction, or has proceedings under any law instituted against it, which are not terminated within thirty (30) days of such commencement.

                  4. The Transfer Agent may, at any time, give the Fund written notice of the proposed acquisition of the Transfer Agent (or substantially all of its assets) or of any entity (or substantially all of its assets), which controls, directly or indirectly, the Transfer Agent, by an unaffiliated third party which, directly or indirectly, neither controls, is controlled by or is under common control with, the Transfer Agent. The Fund may, in its sole discretion, and at any time within the sixty (60) days following receipt of such notice from the Transfer Agent, give to the Transfer Agent the Fund's written consent to such acquisition. In the event of any such acquisition of the Transfer Agent of which the Fund was not given notice, or to which the Fund did not consent in writing, the Fund may at any time thereafter terminate this Agreement upon one day's notice. No consent of the Fund will be required for the acquisition of the Transfer Agent, or substantially all of its assets, by any entity which now or in the future controls, is controlled by or is under common control with the Transfer Agent.

                  5. The Fund may terminate this Agreement, upon twelve months prior written notice to the Transfer Agent (unless the date of this Agreement is less than twelve months prior to the effective termination date of which the Transfer Agent has been given notice by the other Dreyfus-affiliated funds pursuant to their respective transfer agency agreements).

                  6. The Transfer Agent may terminate this Agreement by giving the Fund notice in writing specifying the date of such termination, which shall be not less than twenty-four months after the date of receipt of such notice. If the Transfer Agent gives such notice, the Fund will have the option to extend such proposed termination date by an additional six months. The Fund may exercise this option by giving notice thereof to the Transfer Agent in writing no less than three months prior to the Transfer Agent's originally proposed termination date.

                  7. In the event notice of termination is given by the Fund, it shall be accompanied by a copy of a resolution of the Fund's Board, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and specifying the date of termination. The Fund shall designate a successor transfer agent or transfer agents prior to the date of termination specified in such notice. In the event notice of termination is given by the Transfer Agent, the Fund shall, on or before the termination date, deliver to the Transfer Agent a copy of a resolution of its Board certified by the Secretary or any Assistant Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Fund, the Transfer Agent may designate a successor transfer agent. If the Fund fails to designate a successor transfer agent and if the Transfer Agent is unable to find a successor transfer agent, the Fund shall, upon the date specified in the notice of termination of this Agreement and delivery of the records required to be maintained hereunder, be deemed to be its own transfer agent and the Transfer Agent shall thereby be relieved of all further duties and responsibilities pursuant to this Agreement.

                  8. Anything in this Agreement to the contrary notwithstanding, any liability of the Transfer Agent to the Fund arising out of and during the term of this Agreement, or the period of confidentiality provided for in paragraph 7 of Article XIII, shall survive the termination of this Agreement for a period of six years and, with respect to the provisions of paragraph 7 of Article XIII, shall survive the period of such confidentiality for a period of six years, regardless of whether such respective liability is discovered prior to such termination or prior to the end of such period.

                                    ARTICLE X

                            CASH MANAGEMENT SERVICES

                  Except as provided herein or otherwise agreed to in writing between the parties, the cash management services set forth in Appendix E shall be provided by a third-party cash manager ("Cash Manager"). During the term of such agreement, the Transfer Agent will interface with the Cash Manager in all respects as are reasonably necessary for the provision of such cash management services to the Fund.

                                   ARTICLE XI

                                      FEES

                  The fees to be paid to the Transfer Agent by the Fund pursuant to this Agreement shall only be earned by the Transfer Agent, and the Fund will be liable for the payment thereof, beginning on the later of the date of this Agreement or the date the Transfer Agent first provides the transfer agency functions contemplated hereby.

                  The Transfer Agent's fees hereunder (except those fees provided for under "Benefit Plans" on page C-10 hereof, which are not subject to any change, except as may be mutually agreed) will be subject to an annual percentage increase or decrease based upon the numerically smaller of: (a) seventy-five percent (75%) of the percentage change, for the immediately preceding year, in the Bureau of Labor Statistics "Consumer Price Index for all Urban Consumers: U.S. City Average by Expenditure Category and Service Group - Services (less rent)" ("CPI") or any successor index, or (b) seven percent (7%). Any such increase or decrease will, however, be subject to the following: (i) the Transfer Agent must provide the Fund with written notice of any proposed increase at least six months prior to the effectiveness thereof, (ii) a decrease in fees shall only occur when the CPI has decreased for two consecutive years and will then be based upon the decrease for the second year, e.g. if 75% of the CPI's decrease equals 4% in year four and 8% in year five, the fees to be paid by the Fund hereunder would not otherwise change in year five, and would decrease by 7% in year six, and (iii) all fees to be paid to the Transfer Agent by the Fund hereunder, whether for services currently enumerated or added in the future, will at all times be at a rate no greater than the fees charged to any other mutual fund by the Transfer Agent for substantially equivalent services, after adjusting for any float benefits to put such fees on a comparable basis for the purposes of this calculation. The Transfer Agent will deliver to the Fund, on an annual basis within thirty (30) days after the end of each year, a statement signed by the president or chief financial officer of the Transfer

Agent, confirming the Fund's "most favored customer" status. The Fund shall have the right, at its option, to request the Transfer Agent's independent auditors to independently confirm such status of the Fund. In connection therewith, the Transfer Agent shall give its independent auditors full and unimpeded access to the information and documents deemed by such auditors to be necessary for the accomplishment of such audit. The Transfer Agent and the Fund will each pay one-half of the cost of such audit.

                                   ARTICLE XII

                             LIABILITY AND INDEMNITY

                  1. The Transfer Agent shall be liable hereunder for any loss, cost, expense or damage, including reasonable counsel fees, which result from the acts or omissions to act of the Transfer Agent, its agents or attorneys-in-fact, in breach of this Agreement or when such acts or omissions to act constitute negligence, bad faith or willful misconduct.

                  2. So long as the Transfer Agent has acted or omitted to act in good faith, without negligence or willful misconduct, the Fund shall indemnify and exonerate, save and hold harmless the Transfer Agent from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including reasonable attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of or as a result of any action taken or omitted to be taken by the Transfer Agent in connection with its duties under this Agreement and in reliance upon or pursuant to: (i) any provision of this Agreement; (ii) the Prospectus; (iii) any instruction or order including, without limitation, any computer tape received by the Transfer Agent from an Approved Institution; (iv) any instrument, order or Share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Officer of the Fund; (v) any Certificate or other instructions of an Officer, or resolution of the Fund's Board; or (vi) any opinion of legal counsel for the Fund. The Transfer Agent will notify the Fund prior to incurring any expense (including attorney's fees) in connection with any claim, demand or liability for which it may seek indemnification from the Fund hereunder. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, and in such case, such defense will be conducted by counsel of good standing chosen by the Fund and approved by the Transfer Agent, such approval not to be unreasonably withheld. The Fund will not settle any such action without the prior written consent of the Transfer Agent, if such settlement would require the Transfer Agent to perform any action or incur any liability not otherwise required by this Agreement. The Transfer Agent will not, without the Fund's prior written consent, settle any claim, demand or liability for which the Fund will be asked for indemnification hereunder. The Fund's indemnity of the Transfer Agent hereunder will survive termination of this Agreement for a period of six years and, with respect to the provisions of paragraph 7 of Article XIII, for a period of six years after the end of the period of confidentiality provided thereunder.

                  3. Specifically, but not by way of limitation, the Fund shall indemnify and exonerate, save and hold harmless the Transfer Agent from and against any and all claims (whether with or without basis in fact or law), demands, expenses (including reasonable attorney's fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person in connection with the genuineness of a Share Certificate or the form and amount of authorized Shares, provided the Transfer Agent has acted in good faith and without negligence or willful misconduct.

                  4. At any time the Transfer Agent may apply to an Officer of the Fund for written instructions with respect to any matter arising in connection with the Transfer Agent's duties and obligations under this Agreement, and the Transfer Agent shall not be liable for any action taken or omitted by it in good faith in accordance with such written instructions.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  1. The Fund, representatives of the Fund's auditors and legal counsel, and employees, and officers of the Fund or other persons designated by the Fund shall have the right from time to time to perform on-site audits at the facility of the Transfer Agent which do not result in an unreasonable disruption of the business of the Transfer Agent, such audits to include, but not be limited to, monitoring phone conversations (to the extent permitted by law) and reviewing correspondence and operating procedures as they relate to the provision of services under this Agreement. On-site audits are intended to permit the Fund, among other things, to assure itself that the Transfer Agent's system of internal accounting controls is adequate and shall be conducted in accordance with an audit program, the scope and frequency of which shall be agreed upon from time to time in good faith by the parties. Visits to the Transfer Agent's facility may take place only during business hours and upon request given to the Transfer Agent not less than one business day prior to the proposed date of audit, unless such notice is inconsistent with the objectives of the audit program. The Fund and such persons also may obtain a reasonable number of copies of records and accounts directly related to the services to be supplied hereunder by the Transfer Agent.

                  The Transfer Agent shall provide the Fund with a report, which includes control objectives, in accordance with Statement on Auditing Standards No. 44, Paragraphs Nos. 42 through 46, "Special Purpose Reports on Internal Accounting Control at Service Organizations," as amended or replaced from time to time, issued by the American Institute of Certified Public Accountants, on the Transfer Agent's system of internal controls with respect to its shareowner accounting system. The report shall be prepared by the Transfer Agent's auditing firm annually, on or before February 28 for the prior year ended December 31.

                  The Transfer Agent shall provide the Fund with an updated semi-annual review report on the Transfer Agent's system of internal controls with respect to its shareowner accounting system. The semi-annual report shall be prepared by the Transfer Agent's independent auditing firm within 30 days after the close of each semi-annual period.

                  2. During the term of this Agreement, at no additional cost to the Fund, the Transfer Agent shall provide back-up facilities to the data center or centers used by the Transfer Agent to provide transfer agency services to the Fund (collectively, the "Back-Up Facility") capable of supplying the transfer agency services specified herein to the Fund in case of damage to the primary facility providing those services. The back-up to the data center operations facility will have no other function that could not be suspended immediately for an indefinite period of time to allow the facility to function as a back-up facility. Transfer to the Back-Up Facility shall commence immediately after the primary facility fails to provide the transfer agency services described herein for 24 consecutive hours. Transfer shall be completed within an additional 24 hours after failure to the primary facility. If the Transfer Agent determines, prior to the expiration of the initial 24 hour period, that the primary facility will be unable to resume providing such transfer agency services prior to the end of such period, transfer to the Back-Up Facility shall commence at the time of such determination. Within forty eight hours after failure of the primary facility, the Transfer Agent will perform its services from the Backup Facility to 100% of all financial transactions and advice and, within two weeks, to at least 80% of each of the other service level objectives defined in Appendix D. The Fund shall bear no costs related to such transfer. Once the primary facility has recovered, it shall again provide the transfer agency services to the Fund with no loss of time and at no additional cost to the Fund. The Transfer Agent shall use reasonable efforts to provide the services described in this Agreement from the Back-Up Facility at service levels described in Appendix D. Notwithstanding the foregoing, the parties agree that for a period of six months from the date of transfer to the Back-Up Facility or such shorter period ending on the date the primary facility is able to provide service, if the primary facility is so able prior to the expiration of such six-month period ("Back-Up Period"), the "Fee Credits" (and only the "Fee Credits") described in said Appendix D shall be suspended for those services provided from the Back-Up Facility during that period; provided, however, that the Fee Credit provisions of said Appendix D shall not be so suspended unless the transfer to the Back-Up Facility shall have occurred by reason of Causes (as defined in said Appendix D), other than a Cause described in clause (c) of the penultimate paragraph under the caption "General" in Appendix D (a "Clause (c) Cause"). If providing service from the Back-Up Facility continues for longer than the Back-Up Period referred to above, or at any time when such services are again provided from the primary facility, all terms and conditions of Appendix D shall be reinstated in full force and effect. The Transfer Agent shall act to have the primary facility restored as promptly as is reasonably practicable. The Transfer Agent shall not be excused from the performance of its obligations under this Agreement pursuant to the provisions of the penultimate paragraph under the caption "General" in Appendix D unless the primary facility is rendered incapable of providing the transfer agency services as a result of Causes, other than a Clause (c) Cause, and the Back-Up Facility is subject to any Cause, including a Clause (c) Cause, and then shall be excused only to the extent set forth in such paragraph. The Transfer Agent shall also demonstrate its ability to effect a transfer to and provide adequate services from a backup facility by developing, maintaining and testing "Disaster Recovery procedures" for both its data center operations facility and transfer agent operations facility. Plans should be provided to the Fund in written form annually and should be updated at regular intervals to incorporate changes in regular operating procedures. The Data Center recovery plans and transfer agent operations recovery plan should be tested annually with the Fund participating to test its interaction (i.e., data communication, voice communication, etc.) with the backup facilities as specified in Service Level Agreement #13 - `Annual Disaster Recovery Tests', in Appendix D.

                  3. The Transfer Agent agrees to comply with (including, without limitation, maintaining its software in compliance with) all laws, rules and regulations relevant and material to the performance of its duties hereunder and shall be liable for its failure to do so only to the extent such failure constitutes negligence, lack of good faith or willful misconduct.

                  4. Upon written request of the Fund, but not more frequently than once in any twelve (12) month period, the parties shall select a third party ("Third Party Auditor") to review all documentation (user and technical) for the computer software system utilized by the Transfer Agent to provide the transfer agency services to be provided hereunder ("System") to determine whether the documentation sufficiently reflects the System, can be used by third parties to independently operate and maintain the System, and that the documentation is adequate for its purposes consistent with general industry standards. Compensation and expenses of the Third Party Auditor shall be paid equally by the parties. The Third Party Auditor shall submit a report in writing to both parties as promptly as possible. Both parties shall cooperate fully with the Third Party Auditor, including permitting full access to the System, including all documentation, personnel and source code, subject to the Third Party Auditor signing a reasonable confidentiality agreement containing provisions similar to those contained in paragraph 7 of this Article. The Transfer Agent shall promptly correct any defects in the documentation determined to exist by the Third Party Auditor to the satisfaction of the Third Party Auditor. When the Third Party Auditor is satisfied that the documentation meets the foregoing requirements, it shall so notify both parties in writing.

                  5. The Fund agrees that prior to effecting any change in the Prospectus (other than changes required by applicable law or regulation) which would increase or alter the duties and obligations of the Transfer Agent hereunder, it shall advise the Transfer Agent of such proposed change at least 30 days prior to the intended date of the same, if reasonably practicable, and shall proceed with such change only if it shall have received the consent of the Transfer Agent thereto, and the Transfer Agent shall not unreasonably withhold such consent. In connection with any such increase or alteration of the duties and obligations of the Transfer Agent hereunder, the Transfer Agent shall receive such additional charges as the parties may mutually agree.

                  6. Unless otherwise specified, any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto shall be sufficiently given when delivered by express mail service such as Federal Express or by registered or certified mail (return receipt requested) or by hand to the following persons at the following addresses:

                           If to the Fund:

                                            200 Park Avenue
                                            New York, New York  10166
                                            Attention:  President

                           If to the Transfer Agent:

                                            One American Express Plaza
                                            Providence, Rhode Island  02903
                                            Attention:  President

                           with a copy to:

                                            The Dreyfus Corporation
                                            200 Park Avenue
                                            New York, New York 10166
                                            Attention:  General Counsel

or to such other person or address as shall have been specified in writing by the party to whom such notice is to be given.

                  7. The Fund's records, including all those maintained hereunder by the Transfer Agent, whether in magnetic media, hard copy, film form or other format, shall be the Fund's property for all purposes and the Transfer Agent shall treat confidentially and as proprietary information of the Fund all such records and other information relative to the Fund and its shareholders which is not independently available to the Transfer Agent or in the public domain and, in the case of a shareholder list, in the same format, and shall have no interest therein and shall use such records only in connection with the performance of its duties hereunder and for no other purpose. The Transfer Agent's documentation, system specifications and other information relating to the Transfer Agent's computer software system to provide transfer agency services to mutual funds shall be the Transfer Agent's property for all purposes, and the Fund shall treat confidentially and as proprietary information of the Transfer Agent all such documentation, system specifications and other information which is not independently available to the Fund or in the public domain. The Fund shall treat confidentially and as proprietary information of any sub-contractor employed by the Transfer Agent pursuant to paragraph 2 of
Article VIII of this Agreement all documentation, system specifications and other information which is not independently available to the Fund or in the public domain relating to the sub-contractor's computer software system to provide transfer agency services to mutual funds and the same shall be the property of such sub-contractor. Both parties agree to take such precautions with respect to all such information and data, including information and data of any sub-contractor employed by the Transfer Agent, that they take to guard the secrecy and confidentiality of their own most confidential information and data. In particular, each party agrees with respect to such information and data, and any information and data of any sub-contractor employed by the Transfer Agent:

                         (a) that all information and data so acquired by it or
its employees, agents or contractors under this Agreement, or in contemplation thereof, shall be and shall remain the other party's exclusive property;

                         (b) to inform its employees, agents or contractors
engaged in handling such information and data of the confidential character of such information and data;

                         (c) to limit access to such information and data to
authorized employees, agents or contractors of the Transfer Agent and the Fund who have a need to know and use such information and data in connection with this Agreement and the services to be supplied hereunder;

                         (d) to keep, and have their employees, agents and
contractors keep, any and all such information and data confidential;

                         (e) not to copy or publish or disclose such information
and data to others or authorize their employees, agents, contractors or anyone else, to copy or publish or disclose such information and data to others without the other party's written approval except if required by a State or Federal court or agency and in such an event prompt written notice of such disclosure requirement shall be provided to the other party if permitted by law; and

                         (f) that upon termination of this Agreement: (i) all
records and other confidential information of the Fund in the possession of the Transfer Agent shall be returned to the Fund (or designated successor transfer agent) as provided in paragraph 1 of Article VIII, and (ii) all records and other confidential information of the Transfer Agent in the possession of the Fund shall be destroyed or, upon the written request and at the expense of the Transfer Agent, returned to the Transfer Agent.

                  The confidentiality provisions noted above will survive termination of this Agreement for a period of 20 years.

                  The parties further agree that this Agreement will be considered confidential during the term of its existence, that access to it will be limited to those employees, agents, contractors or other persons who have a need to know of or utilize the Agreement (including, without being limited to, the Fund's Board and the auditors and/or counsel to the Transfer Agent, the Fund and Dreyfus), and that neither party will otherwise publish or disclose the Agreement to others without the other party's written approval except if required by a State or Federal court or agency, and in such event prompt written notice of such disclosure requirement shall be provided to the other party if permitted by law.

                  8. The Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement. If any of the provisions of this Agreement conflict with the provisions of Appendices hereto, such Appendices shall control.

                  9. No right or remedy available to any party at law or in equity is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  10. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assigned, by operation of law or otherwise, by either party without the written consent of the non-assigning party.

                  11. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws. Each party hereto submits and consents to the exclusive jurisdiction of the State and Federal courts sitting in the State of New York, New York County, in any action arising out of or connected in any way with this Agreement. This provision shall have no effect if its implementation would be to deny a party the right to maintain an action in respect of this Agreement. Each party agrees that the service of process or of any other papers upon any of them by certified mail at their respective address set forth herein shall be deemed good, proper and effective service and hereby expressly waives any defense based on lack of personal jurisdiction for any such purpose.

                  12. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

                  13. The provisions of this Agreement are intended to benefit only the Transfer Agent and the Fund, and their respective permitted agents, successors and assigns.

                  14. The relationship between the parties hereto shall be that of independent contractors and not partners or co-venturers, and neither party shall hold itself out as an agent of the other with the authority to bind the other.

                  15. The Fund will not use the Transfer Agent's name, or the name of any sub-contractor employed by the Transfer Agent pursuant to paragraph 2 of Article VIII, in any Prospectus, sales literature or other material relating to the Fund in a manner not approved by the Transfer Agent in writing before such use, provided, however, that the Transfer Agent hereby consents, and undertakes to secure the consent of any sub-contractor employed by the Transfer Agent (without the necessity of the Fund doing any additional acts) to all uses of the name of the Transfer Agent or sub-contractor, respectively, which merely refer in accurate terms to the Transfer Agent's appointments hereunder, or the appointment of any sub-contractor by the Transfer Agent, or which are required by the Securities and Exchange Commission or a state securities commission and, provided further, that in no case will the Transfer Agent unreasonably withhold or delay such approval, and the Transfer Agent undertakes to ensure that any sub-contractor employed by the Transfer Agent will not unreasonably withhold or delay such approval. The Transfer Agent will not use the Fund's name, nor that of its adviser, sub-adviser, administrator or distributor, without the prior written consent of such respective entity (such approval not to be unreasonably withheld), except as may reasonably be necessary for the performance of the Transfer Agent's duties under this Agreement.

                  16. In case any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby insofar as possible and reasonable.

                  17. Each of the parties hereto warrants to the other that it is validly organized and in good standing in the state of its organization, that it has the right and authority under its organizing documents to enter into this Agreement and perform the duties or assume the responsibilities required hereunder, and that its entry into this Agreement, performance of the duties or assumption of the responsibilities hereunder is not prohibited by any applicable law, rule or regulation, nor will it violate any other agreement to which such party is now or shall become a party.

                  18. All times of day referred to in this Agreement shall be New York time.

                  19. Except as otherwise provided hereafter, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitrators, one to be chosen by each party and a third to be chosen by the said two arbitrators before entering upon arbitration. If one of the parties fails to appoint an arbitrator within 30 days of notice by the other party that it has chosen arbitration, or if the two appointed arbitrators are unable to agree on the choice of a third within 30 days of their appointment, then the American Arbitration Association shall be requested to make such selection. If the American Arbitration Association fails within ten days of such request to make such selection, then either party, upon notice to the other, may apply to the Supreme Court, New York County for such selection (or any other court having complete power and jurisdiction to entertain the application and make the appointment). Each arbitrator chosen or appointed pursuant to this paragraph shall be a disinterested person having at least ten years experience in the County of New York in a calling connected with the dispute. The arbitrators' decision will be final and binding upon both parties, and judgment upon the award rendered by the arbitrators may be entered in any Court having jurisdiction thereof.

                  Each party recognizes that the property and proprietary information of the other is unique, and that the other party cannot be fully compensated by money damages and would be irreparably harmed by the disclosure of its confidential information and data in violation of the provisions of paragraph 7 of this Article. The parties therefore agree that each may seek immediate relief at equity for any failure to comply with paragraph 7 of this Article, in addition to any other remedies such party may have in law or in equity.

                  20. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them relating to the subject matter hereof. Neither party shall be bound by any condition, definition, warranty or representation, other than as set forth or provided in this Agreement or as may be, on or subsequent to the date hereof, set forth in a writing signed by the party to be bound thereby.

                  21. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his/her capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

                                        DREYFUS TRANSFER, INC.

WITNESS:

                                        By:  /s/ Steven F. Newman
/s/ Walter T. Harris                        ------------------------
-------------------------                       Steven F. Newman
    Walter T. Harris

                                        MPAM FUNDS TRUST

WITNESS:

                                        By:  /s/ Jeff Prusnofsky
/s/ Mark N. Jacobs                           --------------------------------
-------------------------                        Jeff Prusnofsky
    Mark N. Jacobs

                                MPAM FUNDS TRUST

                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX A

                  I, Jeff Prusnofsky, Secretary of MPAM Funds Trust ("Fund"), do hereby certify that the following individuals,* whose specimen signatures are on file with the Transfer Agent, have been duly authorized by the Board members of the Fund to execute any Certificate, instruction, notice or other instrument in connection herewith, including any amendment to Appendix B hereto, or to give oral instructions on behalf of the Fund:

       Paul R. Casti                         Mark N. Jacobs
       Joseph Connolly                       Paul Molloy
       Lawrence Kash                         James Windels
       Gregory S. Gruber
       Walter T. Harris






                                                          /s/Jeff Prusnofsky
                                                          ----------------------
                                                          Jeff Prusnofsky
                                                          Secretary


-----------------
* Two (2) signatures required.

                                MPAM FUNDS TRUST

                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX B

                 I, Jeff Prusnofsky, Secretary of MPAM Funds Trust, a business trust organized and existing under the laws of the Commonwealth of Massachusetts

("Fund"), do hereby certify that the only classes of shares of the Fund issued and/or authorized by the Fund as of the date of this Transfer Agency Agreement are shares of beneficial interest, without par value, as follows:

MPAM Large Cap Stock Fund
MPAM Income  Stock Fund
MPAM Mid Cap Stock Fund
MPAM Small Cap Stock Fund
MPAM International Fund
MPAM Emerging Markets Fund
MPAM Bond Fund
MPAM Intermediate Bond Fund
MPAM Short-Term U.S. Government Securities Fund
MPAM National Intermediate Municipal Bond Fund
MPAM National Short-Term Municipal Bond Fund
MPAM Pennsylvania Intermediate Municipal Bond Fund
MPAM Balanced Fund

                                                /s/Jeff Prusnofsky
                                                ----------------------------
                                                Jeff Prusnofsky
                                                Secretary

                                  APPENDIX C(1)
                                  -------------

                  ANNUAL PER-ACCOUNT FEE AND SERVICES THEREFOR
                  --------------------------------------------

                  For the purposes of fees to be paid pursuant to this Agreement, an "open account" shall mean a shareholder account which has a balance at any time during a given month, a "closed account" shall mean an account that has a zero balance throughout any given month, and a "purged account" shall mean a closed account which the Fund has directed the Transfer Agent to remove from the System. In consideration of an Annual Per Account Fee per open account at the rates set forth below (charged on a monthly basis), plus payment by the Fund of out-of-pocket expenses in accordance with Appendix G hereto, the Transfer Agent shall provide the services provided for in this Agreement on any Fund Business Day, except as otherwise noted.

        Fund                                                    Annual Fee
        ----                                                    ----------

        MPAM Large Cap Stock Fund                                  $12.78
        MPAM Income Stock Fund
        MPAM Bond Fund
        MPAM Intermediate Bond Fund
        MPAM Short-Term U.S. Government Securities Fund
        MPAM Balanced Fund

        MPAM Mid Cap Stock Fund                                    $11.51
        MPAM Small Cap Stock Fund
        MPAM International Fund
        MPAM Emerging Markets Fund

        MPAM National Intermediate Municipal Bond Fund             $17.84
        MPAM National Short-Term Municipal Bond Fund
        MPAM Pennsylvania Intermediate Municipal Bond Fund

The annual fee (charged and payable on a quarterly basis) for each "Omnibus Account" shall be $100.00, less the Annual Per-Account Fee set forth above. "Omnibus Accounts" subject to this fee shall include (i) all institutional accounts coded with a social code of "12" and a nominee flag of "yes"; (ii) all benefit plan omnibus accounts listed under a "B" number and linked for "Qualified Plan Only"; and (iii) such other accounts as the parties may mutually agree. The Annual Per-Account Fee for a closed account will be $1.20; there is no fee for a purged account.

                  If, for any given month, the average monthly total number of open accounts of Dreyfus-affiliated funds exceeds 1,871,469 (the sum of the Base Number plus 50,000), then an aggregate monthly reduction in per-account fees will be calculated by multiplying the quotient of $.26/12 (such amount to be increased in proportion to any fee increases the Transfer Agent has received pursuant to the provisions of this Agreement) times the number of average monthly open accounts in excess of 1,821,469. The total amount of this aggregate monthly reduction will be reported by the Transfer Agent to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund.


                                     C(1)-1

DAILY ACTIVITY
--------------

                  Maintain the following shareholder information on disc or in such other manner as the Transfer Agent shall reasonably determine:

                  o Name and Address, including Zip Code, in such format as the parties mutually agree upon

                  o  Balance of Uncertificated Shares

                  o  Balance of Shares in Certificate form

                  o Certificate number, number of shares, issuance date of each certificate outstanding and cancellation date for each certificate no longer outstanding

                  o Balance of shares having paid a commission, and the rate of commission charged ("Privileged")

                  o Balance of dollars available for redemption (excludes certain purchases within a specified number of prior business days)

                  o Dividend code (daily accrual, daily reinvest, dividend sweep, dividend ACH, monthly reinvest, monthly cash or quarterly cash)

                  o Type of account code (regular account, Automatic Withdrawal Plans)

                  o Dealer, Branch, Salesman and related "Dealer File" information

                  o List promotion and package codes and client identification code

                  o  Contract date indicating the date an account was opened

                  o  Original contract date for accounts opened by exchange

                  o Perform periodic reporting, withholding, and due diligence in accordance with Federal tax law requirements

                  o  State of residence code/country code

                  o Social Security/EIN number, and indication of certification (SSN should also be usable as a reference for on-line account lookup)

                  o Historical transactions on the account for the most recent 18 months, or other period as mutually agreed to from time to time

                  o Indication as to whether phone transactions can be accepted and phone balances provided for this account


                                     C(1)-2

                  o Fed wire, Automated Clearing House (ACH) or alternate payee instructions to allow initiation of Fed wires, ACH or checks to alternate payees

                  o  Investor's PIN # and/or mother's maiden name

                  o  Social code, i.e. male, female, joint tenant, etc.

                  o An alternate or "Secondary" account number issued by a dealer (or bank, etc.) to a customer for use in inquiry and transaction input by "remote accessors." (Fund client institutions with remote terminal access)

                  o  Investment Adviser

                  o All further information required for the proper maintenance, reporting and servicing of benefit accounts

                  o Other fields not listed, but available to be entered on the System based on the latest version of the System user guide, data dictionary or file documentation, or were entered and stored at the Fund's previous transfer agent, if any

FUNCTIONS
---------

                  o Answer all investor and dealer telephone and/or written inquiries, except those concerning Fund policy which will be referred to the Fund

                  o Maintain system availability for inquiry (via terminal, voice response system or Cross Domain network communication) purposes as set forth in Appendix D herein

                  o Utilize the electronic mail system utilized by Dreyfus (T.O.S.S. or a successor system) for key individuals designated by the Transfer Agent within its organization, to correspond with designated T.O.S.S. system users at Dreyfus

                  o Deposit Fund share certificates into accounts upon receipt of instructions from the investor or other authorized person

                  o Examine and process all transfers of shares insuring that all transfer requirements and legal documents have been supplied

                  o Process and confirm address changes to the former address of record reflecting the new address

                  o Process standard account record changes as required, i.e., DLR, Salesman Codes, Dividend Codes, etc., in accordance with required documentation


                                     C(1)-3

                  o Microform source documents for transactions, such as account applications and correspondence, maintaining segregated media copies for all Dreyfus-affiliated funds

                  o Refer correspondence, transactions, applications, or other documents and phone calls which are for Dreyfus-affiliated funds and accounts processed by another transfer agent, which may be used from time to time, to the appropriate destination/contact, defined in facilitated transaction procedures, mutually agreed to from time to time

                  o Respond to research inquiries ("Inquiries") from Dreyfus via Dreyfus' C.S.S. System (a "Response"), such access (other than terminal and line costs) to be provided at no additional cost to the Transfer Agent

                  o Respond to or otherwise act upon subpoenas, levies, restraining orders and other similar documents served on the Fund, its affiliates or the Transfer Agent with respect to Fund shareholder accounts

                  o  Handle foreign collection items

                  o Perform backup withholding for those accounts as required by federal government regulation

                  o Use of automatic allocation system to credit multiple participant fund accounts by percentage breakdown

                  o Use of master account application to establish individual participant accounts

                  o Process bulk wires for multiple participant and broker dealer account liquidations

                  o Perform withholdings on liquidations, if applicable, for employee benefit plans. Prepare and mail 5498's and 1099-R's

                  o  Purge "closed" accounts as directed by the Fund

                  o Receive relevant information in automated or manual form (at the Fund's direction) concerning Fund redemption checks presented for payment on each day that the Federal Reserve is open for business, and post this information as redemptions to individual shareholders' accounts. The Transfer Agent shall cause certain redemption checks to be returned in the event of insufficient assets, uncollected funds, or such other reason as defined by the Fund or in the Prospectus, within the time limits provided by the Federal Reserve Payments System, as may be amended from time to time, and shall collect such fees as the Fund may


                                     C(1)-4
                     specify and shall remit such fees to the Fund or a third party

                  o Process new accounts, verifying completeness of application; establish new account records with standard abbreviations and registration formats

                  o Record data on sales, exempt sales, redemptions and exchanges for state securities registration purposes and transmit information daily to Dreyfus Legal Department

                  o To the extent not performed by cash management provider ("CMP"), pick up mail addressed to P.O. Boxes identified by the Fund three times daily at a minimum. Two of these pick-ups take place in the morning with one additional pick-up in the afternoon

                  o To the extent not performed by the CMP for Institutional Lockbox and Exception Items referred by CMP, a $.30 fee will be applied to each item.

                  o To the extent not performed by CMP, verify that the Fund security code identified from the OCR stub compares to the payee of the checks or a generic alternative (e.g. "Dreyfus"). If they do not compare, stub and check will be indexed on same day for further processing

                  o To the extent not performed by CMP, process payment transactions by reading optical character recognition information printed on remittance document

                  o To the extent not performed by CMP, retain and file remittance stubs, and microfilm investment checks and supporting documentation daily, in a form not commingled with other funds

                  o To the extent not performed by CMP, in the absence of an accurate and complete remittance stub, Transfer Agent will create a substitute stub if the investor's security code and account number is written on the check or an accompanying document

                  o To the extent not performed by CMP, multiple checks with one remittance will be processed. Each check hold period governs the investment date

                  o To the extent not performed by CMP, one check with split remittance will be processed provided amounts are stated and they prove

                  o To the extent not performed by CMP, checks drawn on foreign banks in U.S. dollars - send for collection; checks drawn on foreign banks in foreign currencies - return to drawer


                                     C(1)-5

                  o To the extent not performed by CMP, stub with no remittance amount - the payment will be processed based on the amount of the check

                  o To the extent not performed by CMP, improperly printed stubs - if an account number and security code are legible, a substitute remittance stub will be created

                  o To the extent not performed by CMP, correspondence accompanying any investment - correspondence shall be noted with customer's account number with an indication of "Payment In Process"

                  o To the extent not performed by CMP, retain and process out of proof checks with multiple stub remittances not equal to checks

                  o To the extent not performed by CMP, the appropriate Account on return items will be debited on date of receipt. Transfer Agent will maintain a returned items log and copies of checks, indicate account number and security code (if available), amount, and microfilm reference number for each item on the day these items are presented

                  o Endorse and microfilm all checks received and process all items daily

                  o Isolate on a best efforts basis all non-individual third-party investment checks for $25,000 or more received for both new accounts and subsequent investments and process in accordance with procedures agreed to between the Fund and the Transfer Agent

                  o Examine and process all shareholder payments and liquidations; verify the recipient fund on payments and availability of shares on transactions, maintaining necessary automated interfaces to cash manager if another entity is CMP

                  o Provide duplicate copies of statements and/or transcripts of accounts to shareholders requesting such information (for such fee as the Fund and Transfer Agent shall mutually agree)

                  o On original documents received by Transfer Agent prior to executing the transaction, examine all Medallion (STAMP, SEMP or MSP) guarantees received on correspondence ensuring all program requirements are met

                  o Contact shareholder on any redemption request received in writing for specified amounts as mutually agreed to by the Fund and the Transfer Agent in which either the check is to be payable to someone other than the registrants, or if a fedwire, being sent to a bank other than what is on the


                                     C(1)-6
                     transfer agency system for that account per agreed upon procedures on a best efforts basis

                  o Process exchanges of Fund shares and confirm the exchange transaction in a single transaction advice

                  o Process telephone transactions on recorded lines on a system in which such recordings can be easily and accurately retrieved and verify the identity of the originator as directed by the Fund. In addition, process various maintenance items pursuant to shareholder telephone requests, including but not exclusive to changing dividend options and changing Automatic Asset Builder dollar amounts and cycles, as authorized by the Fund

                  o Establish automatic withdrawal records and process automatic withdrawals as permitted by the Fund

                  o  Issue shares in certificate form as directed by the Fund

                  o Process delayed settlement ("Wire Order") trades as permitted by the Fund, maintaining an inventory of and performing settlement of such share subscriptions

                  o Maintain records indicating institutions eligible for 12b-1 fees, calculate applicable fees, and generate consolidated 12b-1 reports and checks for payment as directed by the Fund, in return for a fee of $.10 per account per year

                  o Calculate dealer commissions in accordance with rates set by the Fund and generate appropriate periodic commission reports and checks

                  o Provide magnetic tape or data transmission of dividends and/or balances of accounts for various institutions in various formats on a monthly and ad hoc basis

                  o Perform due diligence mailings as requested by the Fund for W-9 solicitation, W-8 solicitation or other purposes as may be identified and encode shareholder records with properly returned information

                  o Generate appropriate information and perform all mailings as required by regulation, including but not limited to:
                     1099 DIV, 1099(B), 1042, 1042(S), 1096, 5498 etc.

                  o Provide telephone service for the shareholders of the Fund 24 hours per day, 7 days per week


                                     C(1)-7

                  o Process shareholder services forms and establish additional account services as indicated, ensuring that all requirements are met including review of signature guarantees

                  o Provide electronic fund transfers, pre-notifications, debit and credit, via ACH and accept incoming ACH credits from external services

                  o Perform all control and reconciliation functions necessary to assure all financial transactions are accurately recorded in shareholder accounts, and are reconciled in total with all bank accounts maintained by the Fund

                  o Notify and fax copies of all redemption drafts to Dreyfus for which the Transfer Agent is rejecting due to various reasons (e.g., insufficient funds, uncollected funds, etc.)

                  o Other functions not listed, but which were performed by the Fund's previous transfer agent, if any


REPORTS PROVIDED
----------------

                  The Transfer Agent will print and deliver or, at the Fund's option, provide the necessary information and data communication capabilities to permit the Fund to print, in a timely fashion in accordance with existing procedures, the following:

      o  Daily Journals       - Reflecting all share and dollar activity for the
                                previous day (Net Asset Value) and an accrued dividend journal both in account number sequence

      o  Blue Sky Report      -  Supply information monthly and/or weekly for
                                 the Fund's preparation of Blue Sky Reporting

      o  N-SAR Report         -  Supply monthly correspondence, redemption and
                                 liquidation information for use in Fund's
                                 N-SAR Report

      o Provide appropriate control reports to allow independent verification of the accuracy of the data received in all management tapes

      o Prepare and mail copies of summary statements to dealers and investment advisers

      o  Prepare monthly consolidated dealer report

      o  Report on errors in compliance with the Service Level Agreement

      o Generate and mail confirms for all financial transactions. Match financial transaction confirmations to corresponding redemption checks, where applicable, and mail daily to account address of record, unless less frequent mailings or a different address are specified by the


                                     C(1)-8

         Fund. Copies of financial transaction confirmations should be sent to the dealer specified, as well as investment adviser and, at the Fund's option, a "Fourth Party"

      o Line-by-line report to confirm payments to multiple participant accounts

      o  Provide plan level reporting for multiple participant benefit accounts

      o Other reports listed in "Exhibit 1- System Report Output," annexed hereto

      o Other reports not listed but which were provided by the Fund's previous transfer agent, if any

TAPES/TRANSMISSIONS PROVIDED
----------------------------

         Provide, in a format to be supplied by the Fund:

         o  Weekly Management Tapes

            - Provide summary level data of account information on magnetic tape or via data transmission

            - Provide a magnetic tape or data transmission of all new accounts, in a format to be provided separately

         o Provide data communications connection via dedicated lines to the Fund's data center, to allow on-line terminal access for inquiry to all terminals in the Dreyfus network ("SNI/Cross Domain")

         o Provide data communications connection via dedicated lines to a location specified by the Fund, to allow access to voice response system(s) or similar data processing devices

         o  Monthly Management Tape

            - Provide detailed, accurate and up-to-date account information for each account via magnetic tape data transmission. The Fund shall have the option to receive this tape/transmission on a weekly basis

         o  NSCC Interfaces

            - Interact by sending and receiving any necessary transmissions and the associated processing for the NSCC FUND/SERV system, NSCC's "Networking" facility and any other future mutual fund processing capabilities provided by NSCC's network

         o  Other Interfaces


                                     C(1)-9

            - Provide the Fund with access to other mutual fund processing interfaces, either used by the Fund's previous transfer agent, if any, or developed by the Transfer Agent

            - Develop other mutual fund processing interfaces at the Fund's request

DIVIDEND ACTIVITY
-----------------

         o Accrue dividends daily or monthly and reinvest dividends daily or monthly, in accordance with the Fund's prospectus. Pay dividends in cash monthly, quarterly or so designated as stated in the Fund's Prospectus, including reinvesting in other funds within the Dreyfus Group serviced by the Transfer Agent

         o  Calculate capital gains distributions

         o Suppression of dividend reporting for certain institutional customers

DEALER SERVICES
---------------

         o  Prepare and mail advice to dealers daily

         o Prepare and mail copies of statements to select dealers as flagged on the System monthly or same frequency as investor statements

         o Prepare and mail daily and monthly line-by-line reports to selected institutional firms

         o Allow on-line access (via telecommunications lines) to institutions designated by Dreyfus from time to time to the shareholder accounting system. Only those accounts with dealer codes for their institution will be available, except that certain "clearing broker" institutions may be allowed access to multiple dealer codes representing those institutions they are authorized to clear for

         o Differentiate levels of access by institution, as instructed by the Fund from time to time, as follows:

            o  Inquiry Only

            o  Input New Accounts

            o  Input Purchases

            o  Input Redemptions


                                    C(1)-10

            o  Input Exchanges

            o Input changes of Account Data for Address, SSN, Owner Code, Branch or Salesman Code, Dividend Code

            o Input Broker/Dealer or other transacting institution's internal account number, i.e. cross-reference number

                       These levels should be controlled by a unique ID and password assigned to each user within a remote accessor institution. Each user could be assigned any combination of the above privileges

            o Settle "Bulk" transactions where appropriate, for institutions doing multiple trades in a fund on a given day, via wire or check, provided proper instructions are provided as to which transactions are being settled

            o Other services not listed but which were provided by the Fund's previous transfer agent, if any

ANNUAL MEETINGS
---------------

            o  One proxy mailing per year

            o Address and mail proxies and related material. Tabulate returned proxies and supply daily reports when sufficient proxies have been received (material must be adaptable to mechanical equipment as reasonably specified by the Transfer Agent)

            o Prepare certified list of stockholders, hard copy or microform, and furnish Inspectors of Election for meetings

PERIODIC ACTIVITIES
-------------------

            o  Prepare and mail transaction advice daily to investors

            o Address and mail four (4) periodic financial reports (material must be adaptable to Transfer Agent's mechanical equipment as reasonably specified by the Transfer Agent)

            o Mail a Prospectus to a shareholder making a payment after the Prospectus' effective date, with the transaction advice of such payment

            o Prepare and mail monthly or quarterly statements to investors, depending upon the policy in effect for the Fund. Prepare and mail consolidated statements at the frequency requested by the Fund, which shall be no more frequent than monthly


                                    C(1)-11

            o Forward prospectus and application to shareholders opening new accounts by telephone exchange or Fed Wire when name and address is supplied

            o Generate microform copies of statements for the accounts of those dealers specified by the Fund

            o Compute, prepare and furnish all necessary reports to Governmental authorities (Forms 1096, 1099DIV, 1099B and 1042S)

            o Enclose various marketing material as designated by the Fund in all confirm and statement mailings, i.e. daily confirm and monthly and quarterly statements (material must be adaptable to mechanical equipment)

            o Annually prepare and mail K-1 reports to those investors in limited partnership funds during the preceding calendar year, in conformity with applicable Internal Revenue Code, state or local guidelines

            o Prepare and mail annual cost basis information to all eligible shareholders.

BENEFIT PLANS
-------------

                  Throughout the term of this Agreement, the Transfer Agent will, through an entity selected and approved by the Fund, arrange for the custodianship of IRA and Keogh plans sponsored by Dreyfus for an annual fee (which will include the payment of any fee negotiated by the Transfer Agent with such custodian) of $10.00 per account, with a maximum fee of $25.00 per participant. In the event an account is closed prior to the assessment of the annual fee, the annual fee will be assessed at the time the account is closed.





                                    C(1)-12

                                  APPENDIX C(2)

                         ENHANCEMENTS AND FEES THEREFOR
                         ------------------------------

                  The Fund may request enhancements to be made or functionality to support new products be developed within the software system utilized by the Transfer Agent. Any original product or service feature developed at the request of any fund advised, sub-advised, administered or distributed by Dreyfus will not be copied or made available to any other mutual fund not so advised, sub-advised, administered or distributed for a period of 9 months from start-up date of the product or service feature or, if the product is made available by another transfer agent (other than through disclosure by the Transfer Agent), for a period of time equal to the time it took to be developed for the Fund, whichever is sooner. Original products or service features are those which are not known by the Fund and/or the Transfer Agent to be generally available at other transfer agents or mutual fund groups at the time the request for the product or service feature is originated. The costs of other enhancements or new products, as well as normal maintenance shall be borne as follows:

                  Billable Programming Costs include the following items to the extent such enhancements and modifications must be made by systems personnel other than the Transfer Agent's Dreyfus-dedicated software staff.

                  - Costs of enhancements, original products and other modifications that will not result in an earnings stream or reduction in expense to the Transfer Agent. If new products result in an earnings stream to the Transfer Agent, the billable programming costs associated therewith will be reduced by 50%.

                  Non-Billable Programming Costs include the following programming which will be done by personnel of the Transfer Agent other than the Dreyfus dedicated software staff:

                  Normal maintenance such as dividends, normal statement changes (blurbs, etc.), change in printing specs for new forms and legal, regulatory or taxing authority requirements which are common to all funds, adding/deleting terminals and data network reconfigurations, proposed changes in technology, any other request to correct any type of Transfer Agent error (e.g., coding problems), any new enhancements which will benefit all funds processed by the Transfer Agent (e.g., NSCC).

                  Billable and non-billable programming are subject to sign-off by the appropriate authorized signatories of the Fund to acknowledge completion and acceptance of the programming prior to its implementation. The list of authorized signatories and description of circumstances when sign-off will be required will be provided to the Transfer Agent by the Fund as part of the mutually agreed on Software Request Administration Procedures, attached hereto as Appendix F.


                                    C(2)-1

Programming Request Procedures:

                  All programming requests will be submitted by the Fund in writing. Non-billable programming requests as defined herein will be directed to the Transfer Agent's non Dreyfus-dedicated staff. All other programming requests will be addressed to the Dreyfus-dedicated software staff.

                  Upon receipt of programming requests the Transfer Agent's dedicated staff will review the request and perform an initial analysis which will be adequate to provide an estimate of the number of person hours to complete the request, including an estimate for the following development phases: analysis/design, programming, unit testing and acceptance testing. To the extent a programming request is estimated by personnel outside the Dreyfus-dedicated software staff, the initial analysis will not be a billable cost.

                  Provisions not addressed herein will be subject to a mutually agreed on "Software Request Administration Procedure", attached hereto as Appendix F.

Dreyfus-Dedicated Software Staff:

                  The Transfer Agent will provide, at no additional cost to the Fund, a programming staff dedicated only to the completion of Dreyfus programming requests. The staff level shall be maintained at a ratio of one programmer/analyst for each 100,000 shareholder accounts within the Dreyfus-affiliated group of funds, and shall therefore be adjusted up and down, no less frequently than semi-annually, to maintain such ratio.

                  The Dreyfus-dedicated software staff will be managed by the Transfer Agent and is expected to conform to the Transfer Agent's programming and documentation standards. The Transfer Agent will provide a dedicated staff whose personnel will at all times have an average of at least five years data processing applications software experience, of which at least three years shall be developing data processing applications software with respect to mutual fund transfer agency activities. In addition, at no time will 25% or more of the staff have less than two years experience developing data processing applications software for mutual fund transfer agency activities. With regard to priorities, the staff will be directed at the sole discretion of Dreyfus to address those software requests which Dreyfus sees fit.

                  For each hour of time spent by the Dreyfus-dedicated software staff on Fund programming requests for new products or services which result in an earnings stream to the Transfer Agent, the Fund will be entitled to either a fee credit for one-half hour's time or, if performed by staff for which Dreyfus is paying separately, a refund of 50% of the expense of such staff for each one hour.


                                     C(2)-2

Programming Request Cancellation and Refund:

                  Any program request canceled by the Fund prior to completion and not implemented by the Transfer Agent for other clients will be billed to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund for work completed to the cancellation date provided, however, that if the program code for the canceled modification, or knowledge derived therefrom, is later used by the Transfer Agent for another client or clients, then the Fund shall be entitled to a refund of the amount previously paid if the request was billable, or a credit for the programming hours expended by the Dreyfus-dedicated software staff toward future billable costs.

Annual Certification:

                  The Transfer Agent will deliver to the Fund within thirty (30) days after the end of each calendar year a written certification of the Transfer Agent's chief financial officer or its president that the Transfer Agent has been in compliance with this Appendix C(2). The Fund shall have the right, at its option, to have the Transfer Agent's independent auditors confirm compliance with this Appendix C(2). In connection therewith, the Transfer Agent shall give such independent auditors full and unimpeded access to the information and documents deemed by such auditors to be necessary to accomplish such audit. The cost of such auditors shall be divided equally between the parties.




                                     C(2)-3

                                    Exhibit 1

                              SYSTEM REPORT OUTPUT

The following reports are currently being provided and any others needing to be developed in the future which the Fund requires (other than mandatory reports that the Fund is compelled to produce and/or file because of a change in a regulatory requirement) will be produced by the Transfer Agent at their indicated frequency in hard copy or microfiche form or, upon request, electronically transmitted to the Fund, at the Fund's expense.























                                     C(2)-4

        DAILY CLERICAL REPORTS
                Activity Reports:
                         Daily Price and Calendar Review
                         Transaction Activity Report
                         Money Transfer Activity Report

                Exception Reports:
                         Security Violation Transaction Report
                         Blue Sky Warning Report

                File Maintenance Reports:
                         Options and Control Maintenance Register
                         Shareholder Maintenance Register
                         Shareholder Freeze Register
                         Client Register Changes
                         Master Account Maintenance Report
                         Dealer Maintenance Register
                         Blue Sky Maintenance Register
                         Proxy Maintenance Register
                         Retirement Clerical File Maintenance

        DAILY MONETARY REPORTS
                Fund Accounting:
                         Cash and Share Proof

                                  Cash and Share Proof (Cash Credits)
                                  Cash and Share Proof (Cash Debits)
                                  Cash and Share Proof (Share Credits and
                                  Debits)
                         Cash Receipt Controls
                         Gain/Loss Journal
                         Position Control Report (Money Market Dividend)

                Transaction Journals:
                         Direct Purchase Journal
                         Pended Purchase Journal
                         Direct Redemption Journal
                         Exchange In Journal
                         Exchange Out Journal
                         Certificate Journal
                         Transfer Journal
                         Adjustment Journal
                         Direct Fee Journal
                         Wire Order PD/Wait -  Settlement Journal
                         Wire Order Purchase Placement Journal
                         Wire Order Full Settlement Journal
                         Wire Order Redemption Placement Journal


                                     C(2)-5

                         Wire Order Cancel Journal
                         Spawned Transaction Journal
                         Net Accrual Change Journal
                         Distribution Journal
                         Transaction Reject Report
                         Transaction Warning Report
                         Outstanding Rejects Report

                Transaction Registers (Microfiched once per week)
                         Certificate Register
                         Wire Register
                         Redemption/Refund Check Register
                         Distribution Check Register
                         Systematic Withdrawal Check Register
                         RPO Check Register
                         Commission Check Register
                         AM/PM Wire Register

                Cumulative  Reports  (Microfiched  once  per  week)
                         Wire Order Reconciliation Report
                         Wire Order Unpaid Purchases Report
                         Wire Order Paid and  Waiting Report
                         Wire Order Unsettled Redemption Report
                         Wire Order Unpaid Purchases Aging Report
                         Sales Adjustment Detail Report
                         Daily Sales Report

        WEEKLY EXCEPTION REPORTS
                Periodic Company Update
                Incomplete Registration Report
                Certificate Proof Report (Report Type 1)
                Account Status Exception Report
                Delinquent IPP Report
                Master Account Exception Report
                LOI Expiration Report

        MONTHLY REPORTS

                Shareholder History Proof Report
                LOI Completion Report
                12b-1 Dealer Report
                Wire Order Monthly Broker/Dealer Ledger
                Sales Report by Fund, Account, Transaction Type
                Year-to-Date Sales Report - Gross Amount by fund Year-to-Date Sales by Territory
                Monthly Dealer Activity Report
                Dealer Ranking Report


                                     C(2)-6

                Monthly Blue Sky Summary
                Month-to-Date  Blue Sky Sales by State
                70-1/2  Notification Report
                Delinquent Distributions Report
                Retirement Periodic Warnings/Totals
                Retirement Fee Totals By Plan Report
                TTL Fees Due Less Than Accrued Amount Report
                Ret Account Closed/Zero Share Balance Report
                Monthly Client Billing

        OCCASIONAL FUND FUNCTIONS (O.F.F.) REPORTS
                Commission Statement
                Company Commission Report
                Position Control Report (Stock Dividend)
                Distribution Check Register
                Commission Check Register
                Trail Commission Statements

        PURGE REPORTS

                Shareholder Account Purge Register
                Master Account Purge
                Money Transfer Purge
                Certificate File Delete

        ANNUAL REPORTS

                Annual Blue Sky Cumulative Sales by State



                                     C(2)-7

                                   APPENDIX D

                             SERVICE LEVEL AGREEMENT
                             -----------------------

GENERAL
-------

The percentages set forth herein relate to all mutual funds for which the Transfer Agent now serves or in the future may serve as transfer agent and which are sponsored, advised, sub-advised or administered by Dreyfus, or for which Dreyfus acts as primary distributor ("Funds"), and do not relate individually to any specific fund. All fee credits are to be aggregated where there are instances of not meeting objectives in respect of two or more different services. A waiver, whether partial, total, or conditional, of any fee credits, or right to terminate this Agreement in a particular instance does not constitute a waiver in any other instance. The Fund must give notice of its intent to terminate the Transfer Agency Agreement of which this Appendix is a part within 60 days of receipt of a true and complete report of the Transfer Agent evidencing the event giving rise to such right of termination under the terms of the paragraphs of this Appendix captioned "Termination." Such notice must specify a date no less than three nor more than twelve months thereafter as the date upon which such termination shall be effective. Failure to provide such notice in a timely manner shall constitute a waiver in respect of the specific event (but no other). This provision in no way shall limit the Fund's right to terminate the Transfer Agency Agreement pursuant to Article IX thereof. A monthly document evidencing the Transfer Agent's performance with respect to the service levels set forth below will be delivered to the Funds by the fifteenth business day of the following month by the Transfer Agent, or as soon thereafter as is reasonably practicable. Such document shall be signed by a senior officer of the Transfer Agent. A failure permitting termination by any one such Fund will give all of the Funds, including the Fund, the right to terminate their respective transfer agency agreements with the Transfer Agent.

For purposes of this Appendix, the term "business day" shall mean each day that the Fund is open for business as described in its prospectus.

Notwithstanding any service level or objective specified herein, for purposes of this Transfer Agency Agreement, the Transfer Agent's failure to meet any objective or its performance at a level giving rise to fee credits or the right to terminate this Transfer Agency Agreement shall not per se constitute negligence or a breach of this Transfer Agency Agreement nor constitute an inference of the foregoing provided that nothing herein contained shall preclude the Fund from introducing evidence of the Transfer Agent's performance in an effort to prove negligence or breach of this Transfer Agency Agreement.

There shall be excluded from the calculation for the service levels described in this Appendix D, and from the consideration of whether the Transfer Agent has been negligent or has breached this Agreement, any period of time, and only such period of time, during which the Transfer Agent's performance is materially affected, by reason of circumstances beyond its control (collectively, "Causes") including, without limitation (except as provided below), (a) acts or omissions to act of the Fund, its employees, agents, or sub-contractors, including a third party cash management provider, (b) flood or catastrophe, acts of God, failures of transportation, strikes, lockouts, work stoppages, or other similar circumstances, but only if the Transfer Agent promptly takes all commercially reasonable steps to ameliorate the consequences of such circumstances, or (c) an abnormally high level of activity with respect to either the Fund or the markets in which it invests. An abnormally high level of activity shall be deemed to have occurred, if the volume of the activities listed in Appendices C(1) and C(2) on a given day exceeds both: (i) 133% of the average daily volume of such activities for the immediately preceding 90 calendar days, and (ii) 133% of the average daily volume of the same calendar month in which such day occurs during the immediately preceding year. The Transfer Agent shall not be responsible for delays or failures to supply any services where such delays or failures are caused by the delays or failures of the Fund to supply necessary instructions, approvals or information in the time periods agreed upon and all service levels shall again be measured from the date of the receipt by the Transfer Agent of any necessary instructions, approvals or information. Nothing contained herein, however, shall relieve the Transfer Agent from responsibility for the acts or omissions to act of its own permitted agents, sub-contractors, or entities acting under the Transfer Agent's control.

For calculation purposes, a week is considered to be the period beginning on Monday and concluding on the following Sunday. When a month ends during the week, that entire week's performance will be applied to the previous month.

                  1.  Telephone Responsiveness
                      ------------------------

Service Description:
-------------------

Telephone Responsiveness represents Telephone Authorization calls of the Transfer Agent's Automated Call Distribution System ("ACD") from investors in the Fund who are authorized to request certain transactions by telephone. These telephone authorization transactions include, without limitation, (1) exchanges,
(2) redemptions and (3) TeleTransfer purchases. The percentage of calls completed to calls received for the month represents the Transfer Agent's service level.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's Objective is to manage this service to a performance level of 98% calls completed to calls received, and for purposes of the calculation method below, shall omit any call terminated within 20 seconds.

Method of Calculation:
---------------------

Using its ACD report, the Transfer Agent will calculate the average performance for each week. Such number will be compared to the schedule below to determine the total percentage credit to Per-Account Fees billed to the Funds for the month. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund against the fees to be paid hereunder.

Fee Credits:
-----------

    % Calls              Average Performance Level
  Completed              for Each Week within the Period
  LESS THAN              1 WK.         2WKS        3WKS.      4WKS.      5WKS.
  ---------              -----------------------------------------------------
      98%                .02%          .06%        .14%       .25%        .39%
      97%                .06%          .14%        .25%       .39%        .56%
      96%                .14%          .25%        .39%       .56%        .75%
      95%                .25%          .39%        .56%       .75%       1.00%


Termination:
-----------

Except for operations during the Back-Up Period (as defined in paragraph 2 of Article XIII hereof), the Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the percentage of calls completed is less than 95%: (1) for three consecutive weeks, or (2) for any six weeks (whether or not consecutive) in any thirteen week period.

                  2.  TIMELINESS OF RESEARCH REQUESTS

Service Description:
-------------------

The Transfer Agent will provide a research and problem resolution service to the Fund's investors. In connection therewith, the Transfer Agent agrees to use the C.S.S. System for receiving research requests from Dreyfus and to communicate the results of that research to Dreyfus. On a daily basis, Dreyfus using the C.S.S. System will enter research requests resulting from investor inquiries concerning their accounts and activity therein, which are received at its various servicing locations, and will forward them to the Transfer Agent for research and resolution. The Transfer Agent will research each item and respond by entry into the C.S.S. System within previously determined and agreed upon time frames (See Schedule A). The C.S.S. System generates reports showing the status of research items outstanding.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective is to accurately respond to 98% of the research requests within the periods set forth on Schedule A, maintain an average dispute rate of no more than 4% while ensuring the average number of days out of standard on overdue items does not exceed five days. Failure to achieve any of the parts of the standard results in fee credits as indicated below.

Method of Calculation:
---------------------

Using C.S.S. aging reports, the Transfer Agent will calculate an average number of business days past the established turnaround times for all research items past due during the month, and for purposes of such calculation shall exclude any item overdue because of incomplete data maintained by a previous transfer agent, if any. (An item is considered past due if not accurately responded to in the prescribed time frame. If the Transfer Agent inaccurately or partially responds to an item, that item is deemed outstanding until a proper response is received by Dreyfus.) This average number shall be determined by multiplying daily each past due item times the number of days the item is past due, summing the daily products, and dividing the result by the total number of past due requests outstanding for the day. This daily average then will be averaged for the weeks during the month and compared to the schedule below to determine the total percentage credit to Per-Account Fees billed to the Funds for the month. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund against the fees to be paid hereunder.

Fee Credits:
-----------

Business Days                Average Weekly Performance for
Past Turnaround              Each Week with the Period
Time                         1 WK.   2 WKS.   3WKS.   4WKS.    5WKS.
---------------              ---------------------------------------

1 but less than 2            .02%    .06%     .14%    .25%     .39%

2 but less than 3            .06%    .14%     .25%    .39%     .56%

3 but less than 4            .14%    .25%     .39%    .56%     .75%

4 or more                    .25%    .39%     .56%    .75%    1.00%

Termination:
-----------

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Average Weekly Performance is greater than four business days: (1) for three consecutive weeks or, (2) for six weeks in any thirteen week period.

                  3.  Manual Data Entry
                      -----------------

Service Description:
-------------------

The Transfer Agent provides a manual data entry service to the Fund for establishing new investor accounts or for making file corrections to existing account records. The Fund places great importance on the accuracy of name, street address, city, state, zip code, taxpayer identification number and LPP (List, Pack and Promotion) Code ("Critical Data"), and all other information that the Transfer Agent keypunches for submission to its Mutual Fund System.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective is to establish new accounts with a Data Accuracy Rate (as defined below) of 98% as measured by a 20% daily sample of all new accounts. The Transfer Agent's Quality Assurance Department will perform the sample of the line and will measure the quality of all fields entered.

Method of Calculation:
---------------------

The Transfer Agent will calculate the Data Accuracy Rate for each calendar month based on the percentage of errors detected in a 20% daily random sampling of all new accounts. A monthly average will be calculated based on the daily sampling by adding the daily rates and dividing the result by the number of business days for the month. This monthly Data Accuracy Rate will be compared to the schedule below to determine the total percentage credit to Per Account Fees billed to the Funds for the month. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund against the fees to be paid hereunder.

Fee Credits:
-----------

                            Data Entry Accuracy Rate
                            ------------------------
                                    Less Than
                                    ---------

Schedule A              98%     97%     96%     95%     94%     93%     92%

% Credit to
New Account           0.02%   0.08%   0.18%   0.33%   0.51%   0.73%   1.00%
Fees

Termination:
-----------

If Data Entry Accuracy Rate is less than 90% for two consecutive months, the Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

                  4.  Systemn Availability
                      --------------------

Service Description:
-------------------

The Mutual Fund Inquiry System and Rite/Lion System will be available for access by the Fund and its shareholders at various locations. These systems allow Dreyfus Service Corporation to answer inquiries received from the Fund's investors, and the Rite/Lion System allows clients to print daily and month-end reports and process transactions.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective is to manage this service to a performance level of 99% of system availability, for the MFO System, and the LION System, as follows:

MFO - Monday-Friday:
-------------------

o       From 8 A.M. until 9:50 P.M. - Fully Available
o       From 9:50 P.M. until 10 P.M. - Unavailable
o       From 10 P.M. until Midnight - In Shadow* (with history files)
o       From Midnight until 2 A.M. - In Shadow (no history files)
o       From 2 A.M. until 8 A.M. - In Shadow (with history files)

MFO - Saturday-Sunday:
---------------------

o       From 8 A.M. until 4:50 P.M. on Saturday - Fully Available
o       From 4:50 P.M. until 5 P.M. on Saturday - Unavailable
o       From 5 P.M. until 10 P.M. on Saturday - In Shadow (with history files)
o       From 10 P.M. Saturday until 8 A.M. Sunday - Unavailable
o       From 8 A.M. until 4:50 P.M. on Sunday - Fully Available
o       From 4:50 P.M. until 5 P.M. on Sunday - Unavailable
o       From 5 P.M. Sunday until 8 A.M. Monday - In Shadow (with history files)

* In Shadow - This means that the system is available but is not completely updated as the Transfer Agent is in the process of completing their production cycle for the day.

LION - MONDAY-FRIDAY:
--------------------

o The LION application will be fully available every weekday from 8 A.M. until 9:50 P.M. This application will be unavailable on weekends.

Method of Calculation:
---------------------

The Transfer Agent's failure to meet this objective would result in a credit to total Per-Account Fees billed to the Funds for the month. The system will be considered unavailable during communication line outages if a back-up line for the defective line has previously been authorized by the Fund. Using the Mutual Fund Inquiry System reports, the Transfer Agent will calculate availability for each day in the month and average those days to arrive at monthly average for Mutual Fund Inquiry System and Rite/Lion separately. If either's performance is below 99%, that average would be compared to the schedule below to determine the percentage credit to total monthly Per Account Fees. This credit information would be passed to Dreyfus' Mutual Fund Accounting Department to be allocated to the Fund against the fees to be paid hereunder. The monthly period measured coincides with the standard calendar month. Penalties will be calculated only in the aggregate.

Fee Credits:
-----------

% System                          Monthly Average
Available                         Performance Below
Less Than                         Objective
---------                         -----------------

    99%                                 0.04%
    98%                                 0.16%
    97%                                 0.36%
    96%                                 0.64%
    95%                                 1.00%

Termination:
-----------

If the System Availability is less than 95% for two consecutive months, the Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

                  5.  Daily System Updates


Service Description:
-------------------

The Transfer Agent updates the System daily to reflect each day's business activity. The Fund relies upon the timely update of information in order to respond to investor's inquiries. The Transfer Agent will provide Dreyfus with a System report indicating the time of day that files were updated and available for Dreyfus. The timeliness of availability of these screens with updated information will determine the Transfer Agent's level of performance.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective is to manage this service to an average weekly performance level of daily system updates by 8:00 a.m. (New York time) the next day. The Transfer Agent must accurately update all shareholder account records.

Method of Calculation:
---------------------

Should the Transfer Agent fail to meet the above objective, it would result in a credit to monthly Per-Account Fees of the affected funds. Using the System reports for each fund, the Transfer Agent will calculate for each day during the month the average time by which the shareholder account records were accurately and completely updated and available for inquiry purposes, and for purposes of such calculation shall deem that on a day on which the system was not updated at all it was updated as of 5:00 p.m. Those numbers would be averaged for each week and compared to the schedule below to determine the total percentage credit to Per-Account Fees billed to the affected fund for the month. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department to be allocated to the Fund against the fees to be paid hereunder.

Fee Credits:
-----------

                                                       UPDATES
                                                       -------
                                     Average Weekly Performance
                                     for Each Week within the Period
                                     1 WK.    2WKS.    3WKS.    4WKS.    5WKS.
                                     -----------------------------------------
          Next Day
After 8:00 a.m. to and
including 9:00 a.m.                  .02%     .06%     .14%     .25%     .39%

After 9:00 a.m. to and
including
10:00 a.m.                           .14%     .23%     .35%     .50%     .70%

After 10:00 a.m.                     .25%     .39%     .56%     .75%    1.00%

Termination:
-----------

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the system is not updated and available by 9:00 a.m. on the next day: (1) for two consecutive weeks, or (2) for any four weeks (whether or not consecutive) in any thirteen week period.

                  6.  Accuracy and Timeliness of Investor Statements
                      ----------------------------------------------

Service Description:
-------------------

Based upon the type of fund, the Transfer Agent will produce and mail periodic statements to all its shareholders. The Transfer Agent will provide the Fund with a mailing report from its automated mailing operation which will indicate the date on which all investor statements were mailed.

Transfer Agent's Objective (Monthly Statements):
-----------------------------------------------

For Monthly Statement mailings, the Transfer Agent's objective is to manage this service so that 99% of all Monthly Statements for each Fund are accurate and are mailed no later than five business days after statement date.

Method of Calculation:
---------------------

Failure to meet this objective will result in a credit to total Per-Account Fees billed to the Fund affected by the delay for the period. Using the automated mail report, the Transfer Agent will add the number of days past the objective. That number would be compared to the schedule below to determine the total percentage credit to Per-Account Fees billed the Fund for that month.

Fee Credits (Monthly Statements):
--------------------------------

If more than 1.0% of the Monthly Statements are not mailed within five (5) business days, the Transfer Agent will pay $5,000 for the first day and $2,000 per day for each day thereafter until 99.0% or more of such Monthly Statements have been mailed.

NOTE: Statements that are to be mailed with check images where the clearing banks have not delivered the draft checks that have cleared during the last week of each calendar month by the second bank business day at 12:00 p.m., New York time, are not to be included in these calculations.

Transfer Agent's Objective (Quarterly Statements):
-------------------------------------------------

For Quarterly Statement mailings, the Transfer Agent's objective is to manage this service so that 75% of all Quarterly Statements for each Fund are accurate and are mailed no later than seven business days past statement date, 90% by the eighth business day and 99% by the ninth business day.

Fee Credits (Quarterly Statements):
----------------------------------

        Less than 75%                  Less than 90%                 Less than 99%                 Less than 99%
          mailed by                      mailed by                     mailed by                    mailed each
              DAY 7                         DAY 8                         DAY 9                   DAY THEREAFTER
      ------------------             -----------------             -----------------              --------------

            $2,000                        $5,000                       $5,000                     $2,000 per day


                          The penalties are cumulative.
                          ----------------------------

Note: Statements that are to be mailed with check images where the clearing banks have not delivered the draft checks that have cleared during the last week of each calendar month by the second bank business day at 12:00 p.m., New York time, are not to be included in these calculations.

Termination:
-----------

If the Transfer Agent fails to mail at least 99.0% of such statements not later than twelve (12) business days from statement date for three consecutive periods (a period being the amount of time to which the statement relates), the Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

                  7.  Accuracy and Timeliness of Daily Advice Mailings
                      ------------------------------------------------

Service Description:
-------------------

The Transfer Agent will produce and send, deliver or distribute an advice to Fund investors whenever a financial transaction is posted to the investor's account, except where suppressed pursuant to instructions received from the Fund or Dreyfus. The Transfer Agent will provide Dreyfus with a mailing report from its automated mailing operation which will indicate the date on which all advices were mailed from such operation.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective is to manage this service so that 99.0% of such advices are accurate and are mailed on the next business day following date of transaction, except where suppressed pursuant to instructions received from the relevant fund or Dreyfus.

Method of Calculation:
---------------------

If more than 1.0% of the Daily Confirmations, Redemption Checks, and Duplicates are not mailed in a timely fashion during any week, the Transfer Agent will pay to the Funds $5,000 (for that week).

Termination:
-----------

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent fails to mail at least 99.9% of all advices by the fifth business day following the date of the transaction (not counting suppressed items): (1) for three consecutive weeks, or (2) for any six weeks (whether or not consecutive) in any thirteen week period.

                8.    Timeliness of Distribution Checks
                      ---------------------------------
                      and Dividend Mailings
                      ---------------------

Service Description:
-------------------

Periodically, the Transfer Agent will create and mail checks for certain money market, tax-exempt, and other Funds' respective investors. The Transfer Agent will provide Dreyfus with a mailing report from its automated mailing operation, indicating the date on which all dividend or distribution checks were mailed.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective is to manage this service so that 99% of all checks (other than checks drawn in connection with the Fund's Automatic Withdrawal Privilege or Quarterly Distribution Plan, if offered) are mailed no more than one business day from the payable date of the check.

Method of Calculation:
---------------------

If more than 1.0% of the Monthly or Quarterly Dividend Checks are mailed more than one (1) business day from the Payable Date of the check, the following charges will be paid by the Transfer Agent:

     Delay of one day                           $ 5,000
     Delay of two days                          $10,000
     Delay of three days                        $15,000
     Delay of four days or more                 $20,000

                        The penalties are non-cumulative.
                        --------------------------------


Termination:
-----------

If the Transfer Agent fails to mail at least 99% of all checks by the fifth business day from the payable date of the check for three consecutive distribution periods or for any six distribution periods (whether or not consecutive) in any period of thirteen distributions, the Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

                  9.  Accuracy and Timeliness of Delivery of Institutional
                      ----------------------------------------------------
                      Tapes/Transmissions
                      -------------------

Service Description:
-------------------

The Transfer Agent shall provide dividend/position tapes or transmissions for any number of dealer codes per institutional client. A monthly report will be provided by the Transfer Agent indicating the actual date of delivery of tapes to the courier or transmissions directly to the client.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective is to manage this service so that 99.9% of all tapes/transmissions are accurate. Transmissions must be received by the client on the first business day following cut-off date. Tape deliveries must be received by the second business day.

Method of Calculation:
---------------------

Should the Transfer Agent fail to meet this objective, it would result in a miscellaneous credit to total Broker Dividend/Position Tape/Transmission Fees billed to the Fund. Using its tape/transmission delivery report, the Transfer Agent will multiply the number of late tapes/transmissions or incorrect tapes/transmissions by $250. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the affected funds against the fees to be paid hereunder.

Fee Credits:
-----------

Per late (or incorrect) tape/transmission:  $250
-----------------------------------------

Termination:
-----------

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent does not deliver at least 97% of all tapes/transmissions in accordance with the objective stated above, for three consecutive months.

                    10.  Institutional Wires
                         -------------------

Service Description:
-------------------

For certain fund institutional clients, all cash dividend accounts are consolidated into a particular fund and one monthly wire is sent to the institution's bank. The Transfer Agent will provide Dreyfus with a monthly report indicating the date on which all Fed Wires were sent to institutional clients.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective is to manage this service so that 99.9% of all Fed Wires are accurate and are sent by the first business day following the Fund's dividend payable date.

Method of Calculation:
---------------------

Should the Transfer Agent fail to meet this objective (except for delays resulting from disruptions in the Federal Reserve payment system) it would result in a miscellaneous credit to total fees billed to the Fund each month. Using its Fed Wire report, the Transfer Agent will multiply the number of late or incorrect wires by the fee credit below. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund against the fees to be paid hereunder.

Fee Credits and Explanatory Letter:
----------------------------------

PER LATE OR INCORRECT WIRE: Transfer Agent's wire transfer charge plus reimbursement for unjust enrichment, calculated based upon the effective Federal Funds rate for the month or the current yield of the Fund, if an income fund, which ever is higher, paid to the affected client upon claim. In addition, a senior employee of the Transfer Agent will, promptly after the discovery of a late or incorrect wire, send a letter to the affected client explaining and apologizing for such error.

Termination:
-----------

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent does not send at least 99.9% of the Fed Wires by the fifth business day after month-end for three consecutive months.

            11.  Accuracy and Timeliness of Schedule K-1 Mailings
                 ------------------------------------------------

Service Description:
--------------------

The Transfer Agent will produce and send a Schedule K-1 to investors in the Limited Partnership Funds. This schedule reports the investor's or partner's share of income and expense with respect to the total income and expense of the Fund. The Transfer Agent will provide Dreyfus with a mailing report which will indicate the date on which Schedule K-1's were mailed.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective is to manage this service so that 100% of reports and test account Schedule K-1's are accurate and are received by Dreyfus via overnight mail within three business days of receipt of Fund Accounting's allocation factors. Upon receipt of written client approval of reports on test accounts, the Transfer Agent will forward sample Schedule K-1's from the vendor within two business days via fax. Upon receipt of written client approval of vendor Schedule K-1's, all K-1's will be mailed within three business days.

Method of Calculation:
---------------------

Should the Transfer Agent fail to meet this objective, it would result in a credit to monthly Per-Account fees billed to the fund affected by the delay. The Transfer Agent will determine the last business day on which K-1s were generated. That number would be compared to Schedule A below to determine the percentage credit to monthly Per-Account Fees billed to the affected fund. Using the mailing report, the Transfer Agent will also determine the last business day on which the last late K-1s were mailed for the affected fund. That number would be compared to Schedule B below to determine the percentage credit to monthly Per-Account Fees billed to the affected fund. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund against the fees to be paid hereunder.

Fee Credits:
 (Schedule A)
 ------------

Business Days Past Receipt of
Accounting Allocation Factor
from the Fund                           % Credit to Per-Account Fees
-------------------------               ----------------------------
 4 but less than 5                                   .40%
 5 but less than 6                                  1.60%
 6 but less than 7                                  3.60%
 7 but less than 8                                  6.40%
 8 or more                                         10.00%

  (Schedule B)
  ------------
Calendar Days Past Receipt of
Authorization from the Fund             % Credit to Per-Account Fees
-----------------------------           ----------------------------
            4                                      .40%
            5                                     1.60%
            6                                     3.60%
            7                                     6.40%
            8 or more                            10.00%

Termination:
-----------

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent fails to generate 100% of such schedules not more than 20 business days after receipt of accounting data from the Fund, or fails to mail 100% of such schedules not more than 7 calendar days after receipt of authorization from the Fund for two consecutive years.

            12.  Accuracy and Timeliness of Management Files
                 -------------------------------------------

Service Description:
-------------------

The Transfer Agent will produce and transmit the following weekly and monthly management files and corresponding reconciliation report to Dreyfus: (a) a weekly file of new accounts, (b) a weekly file by fund listing all accounts by List, Pack & Promotion (LPP) Code, and (c) a monthly (or weekly at the Fund's option) file listing all accounts by fund. The Transfer Agent will provide the Funds with a report indicating the date on which these files were transmitted.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective is to manage this service so that accurate weekly files are transmitted by the first calendar day following the file cut-off date (the last business day of the week), and accurate monthly files are transmitted by the second calendar day following the file cut-off date (month-end).

Method of Calculation:
---------------------

Failure to meet this objective will result in a credit to total Per-Account Fees billed to the Funds for the month. The Transfer Agent will add the number of business days past cut-off date separately for late weekly tapes and late monthly tapes. Those numbers would be compared to the schedules below to determine the total percentage credit to Per-Account Fees billed to the Funds for the month. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund against the fees to be paid hereunder.

Fee Credits:
-----------
Calendar Days Past Weekly
Tape Cut-Off Date                       % Credit to Per-Account Fees
-----------------                       ----------------------------

          2                                        .04%
          3                                        .16%
          4                                        .36%
          5                                        .64%
          6 or more                               1.00%

Calendar Days Past Monthly
Tape Cut-Off Date                       % Credit to Per-Account Fees
-----------------                       ----------------------------

          3                                        .04%
          4                                        .16%
          5                                        .36%
          6                                        .64%
          7 or more                               1.00%

Termination:
-----------

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent fails to deliver accurate weekly tapes by the sixth calendar day after tape cut-off date and monthly tapes by the seventh calendar day after tape cut-off for two consecutive months.

            13.  Annual Disaster Recovery Tests
                 ------------------------------

Service Description:
-------------------

At least once per calendar year the Transfer Agent will test its data center operations recovery procedures and transfer agency operations recovery procedures.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective in the data center recovery test is to demonstrate its ability to duplicate its data processing services upon transfer of its application software programs to the data center backup facility. The data center recovery test will consist of the Transfer Agent processing 100% of an average day's data processing volume from the backup facility, and a data communications test sufficient to demonstrate the ability to provide access from the data center backup facility to all production network sites, including remote access of the MAS system by Rite/Lion users.

The Transfer Agent's objective in the transfer agency operations recovery test will be to demonstrate its ability to perform the transfer agency services (as summarized in Appendix C) to the standards described in Appendix D from its operations backup facility. The transfer agency operations recovery test will consist of preparation of at least 50% of the backup facility for normal daily operations including voice and data communication links, and transfer of at least 20% of the transfer agency operation's staff to the facility. The transferred staff will simulate the processing of 20% of an average day's transaction volume based on the activity levels of the preceding six months transaction volumes. If the test is not able to be successfully performed, the Transfer Agent will re-run the test within the same calendar year, unless the Fund agrees in writing to accept the results of the unsuccessful test, in which event the fee credit and termination provisions below will be waived.

Method of Calculation:
---------------------

Should the Transfer Agent fail to perform either of the tests described above successfully by December 31 of each year it will result in a credit to the monthly per account fees of the Fund equal to .4% of the aggregate of the per account fees for the year in which the tests were not successfully performed.

Termination:
-----------

If the tests are not performed within the prescribed time period the Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D.

            14.  Timeliness and Accuracy of Noon Day Redemption Wires
                 ----------------------------------------------------
                 (Transfer Agent Provides Cash Management Services)
                  ------------------------------------------------

Service Description:
-------------------

Certain institutional clients input redemption trades via the Rite/Lion remote system. Trades are input up until 12:00 noon at which time Dreyfus will shut down remote access and send a merge file to the Transfer Agent. The Transfer Agent will process the trades and send redemption wires to the respective institutions. The Transfer Agent will provide Dreyfus with a report indicating the time that noon day redemption wires were sent to institutional clients.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective is to manage this service so that 99.5% of redemption wires are accurate and sent within two and one-half hours following the shut down, or merge of the system.

Method of Calculation:
---------------------

Should the Transfer Agent fail to meet this objective it would result in a credit to total Per-Account Fees billed to the Fund each month. Using its Noon Day Redemption Wire Report, the Transfer Agent will multiply the number of late wires by the fee credit below. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund against the fees to be paid hereunder.

Fee Credits and Explanatory Letter:
----------------------------------

Per late or incorrect wire:

     Transfer Agent's wire transfer charge plus reimbursement for any unjust enrichment, calculated based upon the effective Federal Funds rate for the month or the current yield of the Fund, if an income fund, whichever is higher, paid to the affected client upon claim. In addition, a senior employee of the Transfer Agent will, promptly after the discovery of a late or incorrect wire, send a letter to the affected client explaining and apologizing for such error.

Termination:
-----------

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent does not send at least 99.5% of the noon day wires within two and one-half hours for three days out of five, for four weeks consecutively.

            15.  Timeliness and Accuracy of Noon Day Redemption Wires
                 ----------------------------------------------------
                 (Fund Contracts with Cash Manager)
                 ----------------------------------

Service Description:
-------------------

Certain Institutional clients input redemption trades via the Rite/Lion system. Trades are input up until approximately 12:00 noon at which time Dreyfus will shut down remote access and designate a merge file to the Transfer Agent. The Transfer Agent will transmit a file to the cash management provider containing the necessary information, and in the proper format, to do automated initiation of Fed wires. The Transfer Agent will provide Dreyfus with a report indicating the times that remote access was terminated and the times that the file was transmitted each day.

Transfer Agent's Objective:
--------------------------

The Transfer Agent's objective is to manage this service so that 100% of the daily "wire file" transmissions are completed within the later of one hour of the merge or 1:30 p.m. In addition, if Dreyfus requests manual intervention of the merge process, the merge time would start at the point of interface from Dreyfus.

Method of Calculation:
---------------------

Should the Transfer Agent fail to meet this objective it would result in a credit to total Per Account Fees billed to the Fund each month. The total number of days in the month the file is transmitted later than the objective is used with the chart below to determine the % credit to Per Account Fees for the month. This credit information would then be passed to Dreyfus' Mutual Fund Accounting Department for allocation to the Fund against the fees to be paid hereunder.

Fees Credits:
------------

# of Days in the Month
the Objective is missed                     % Credit to per Account Fees
-----------------------                     ----------------------------
          1                                              .04%
          2                                              .16%
          3                                              .36%
          4                                              .64%
          5 or more                                     1.00%

Termination:
-----------

The Fund shall have the right to terminate this Agreement, upon the notice provided under the caption "General" in this Appendix D, if the Transfer Agent misses the objective for three days out of five, for four weeks consecutively.

                           RESEARCH REQUEST TURNAROUND TIMES

========================================================================================
ITEM
SCREEN       DESCRIPTION                               REGULAR     IRA     INSTITUTIONAL
----------------------------------------------------------------------------------------
BNCDCHK      BOUNCE REDEMPTION/INVESTMENT CHECK: Why
             was check rejected?                          3         3          N/A
----------------------------------------------------------------------------------------
BKUPHLD      BACKUP WITHHOLDING: Incorrect tax
             status, withholding has occurred.            4         4          4
----------------------------------------------------------------------------------------
BONY         PRECONVERSION RESEARCH                      N/A       N/A         5
----------------------------------------------------------------------------------------
BPIT         IRA TRANSFER: PENDING INCOMING: Have
             not received funds from former
             custodian.                                  N/A        2          2
----------------------------------------------------------------------------------------
BPOT         IRA TRANSFER: PENDING OUTGOING:
             Custodian mailed us request, not
             processed.                                  N/A        2          2
----------------------------------------------------------------------------------------
BYADJ        YD ADJUSTMENT: IRA contribution shows
             wrong amount or wrong year.                 N/A        3          4
----------------------------------------------------------------------------------------
CERT         CERTIFICATE SHARES: To shareholder or
             returned by shareholder. Not processed.      3        N/A         N/A
----------------------------------------------------------------------------------------
COMSTOCK     COMSTOCK PRECONV RESEARCH                   N/A       N/A         5
----------------------------------------------------------------------------------------
CORREQ       INSTITUTIONAL CORRESPONDENCE REQUEST        N/A       N/A         2
----------------------------------------------------------------------------------------
CTRADE       CONFIRM TRADE ADJUSTMENT                    N/A       N/A         3
----------------------------------------------------------------------------------------
CORRESP      FINANCIAL LIABILITY INQUIRY INVOLVED         2         2          N/A
REQUESTS
----------------------------------------------------------------------------------------
CORRESP      NON-FINANCIAL INQUIRY INVOLVED               4         4          N/A
REQUESTS
----------------------------------------------------------------------------------------
CPYCK        COPY OF CHECK: Redemption, dividend
             investment, liquidation or any other         6         6          6
----------------------------------------------------------------------------------------
CUSTFEE      CUSTODIAL MAINTENANCE FEE CORRECTION        N/A        3          4
----------------------------------------------------------------------------------------
DRYLOSS      DREYFUS SERVICE LOSS                        N/A       N/A         3
----------------------------------------------------------------------------------------
FCOR         FORM CORRECTIONS: Any reporting form
             with incorrect information.                  3         4          4
----------------------------------------------------------------------------------------
IARPT        INVESTMENT ADVISOR REPORTING: Determine
             or add fourth party address.                 5        N/A         N/A
----------------------------------------------------------------------------------------
INWIRE       INCOMING WIRE: Wire proceeds have not
             been credited to account; wire
             information.                                 1        N/A         0
----------------------------------------------------------------------------------------
KEY          KEYPUNCH ERROR: Minor corrections on
             account information screens.                 2         1          2
----------------------------------------------------------------------------------------
LAUREL       LAUREL FUND PRECONVERSION:
             Preconversion research.                     N/A       N/A         5
========================================================================================


                                      D-24

========================================================================================
ITEM
SCREEN       DESCRIPTION                               REGULAR     IRA     INSTITUTIONAL
----------------------------------------------------------------------------------------
LOGNP        LOGGED ITEM NOT PROCESSED: Problem with
             Dreyfus Log transaction request.             2         2          N/A
----------------------------------------------------------------------------------------
LOG REQUEST  Request for draft checks, deposit
             slips, statements, transaction advices,
             1099-Div, 1099-B, or 1099-R.                N/A       N/A         N/A
----------------------------------------------------------------------------------------
LOIROA       LOI/ROA BREAKPOINT                          N/A       N/A         3
----------------------------------------------------------------------------------------
MCRPAY       MISCREDITED PAYMENT: Check, wire, ACH
             or other, credited to wrong account.         3         3          3
----------------------------------------------------------------------------------------
MEMO         RESEARCH MEMO: Requires research
             involving transaction 9 months or older.     4         5          N/A
----------------------------------------------------------------------------------------
MISC         MISCELLANEOUS: Problem which requires
             detailed information                         4         4          4
----------------------------------------------------------------------------------------
NAVADJ       NAV FORM ADJUST                             N/A       N/A         3
----------------------------------------------------------------------------------------
NONRCPT      CHECK NOT RECEIVED, STOP AND REISSUE:
             Liquidation, dividend or other.              4         4          3
----------------------------------------------------------------------------------------
NOPAYRC      DEPOSIT NOT CREDITED (WITH RECEIPT):
             Deposit sent by FED EX, registered
             mail, etc.                                   3         3          N/A
----------------------------------------------------------------------------------------
NR12B1       NON-RECEIPT OF 12B-1 FEE/COMMISSION:
             Fee or commission not received.             N/A       N/A         3
----------------------------------------------------------------------------------------
NRCERT       NON-RECEIPT OF CERT.                        N/A       N/A         2
----------------------------------------------------------------------------------------
NRWIRE       NON-RECEIPT OF WIRE/ACH: Liquidation
             occurred, but not received by bank.          1        N/A         1
----------------------------------------------------------------------------------------
PMAILNP      PRIORITY MAIL (AUTOMATIC RUSH)              N/A       N/A         3
----------------------------------------------------------------------------------------
PRESSEC      PRESIDENTIAL/SEC INQUIRIES: Dreyfus
             Presidential or Securities and Exchange
             Commission inquiries.                        3         3          N/A
----------------------------------------------------------------------------------------
RPORLSE      RPO/RELEASE: Removal of RPO Code and
             release of distributions.                   N/A       N/A         3
----------------------------------------------------------------------------------------
SIGN         SIGNATORIES: Who is authorized to act
             on the account?                              1        N/A         7
----------------------------------------------------------------------------------------
STM          NON-LOG STATEMENT REQUEST: Reporting
             documents not on log request screen.         4         4          N/A
----------------------------------------------------------------------------------------
STPDRFT      STOP DRAFT CHECK (AUTOMATIC RUSH)           N/A       N/A         1
----------------------------------------------------------------------------------------
TMAUTH       TRANS/MAINT AUTHORIZATION                   N/A       N/A         3
----------------------------------------------------------------------------------------
XDEALER      INCORRECT DEALER                            N/A       N/A         4
----------------------------------------------------------------------------------------
XDFTCKS      SPECIAL DRAFT CHECKS: Urgent
             shareholder(s) redemption draft request.     1        N/A         N/A
----------------------------------------------------------------------------------------
XDHCKS       RUSH/SPECIAL DRAFT CHECKS                   N/A       N/A         1
========================================================================================


                                      D-25

========================================================================================
ITEM
SCREEN       DESCRIPTION                               REGULAR     IRA     INSTITUTIONAL
----------------------------------------------------------------------------------------
XEXCH        EXCHANGE PROCESSED INCORRECTLY:
             Exchange by letter done incorrectly.         2         2          N/A
----------------------------------------------------------------------------------------
XLIQ         LIQUIDATION PROBLEM: Liquidation not
             processed; liq sent incorrectly; liq
             incorrect amount.                            2         3          2
----------------------------------------------------------------------------------------
XPRIV        INCORRECT PRIVILEGES: Any privilege
             requested on application, subsequent
             document or by telephone.                    3         3          3
----------------------------------------------------------------------------------------
XREGSS       INCORRECT REGISTRATION/SS#: Minor
             changes on registration and SS#.            N/A       N/A         2
----------------------------------------------------------------------------------------
XTELTRN      INCORRECTLY PROCESSED TELEPHONE
             TRANSACTION: Wire, ACH
             Purchase/Redemption, Exchange or Check.      1         2          N/A
----------------------------------------------------------------------------------------
XTRANS       UNAUTHORIZED TRANSACTION: Transaction
             appears on account.  Investor did not
             authorize transaction.                       2         2          N/A
----------------------------------------------------------------------------------------
XTRNSFR      TRANSFER NOT PROCESSED OR INCORRECT:
             Request not completed or completed
             incorrectly.                                 3         2          2
========================================================================================

                                   APPENDIX E
                            CASH MANAGEMENT SERVICES

This Appendix describes the responsibilities of the cash management provider ("CMP"), and conversely the responsibilities of the Transfer Agent in working with the CMP. CMP must establish and maintain all necessary manual and automated interfaces as described herein with the Transfer agent to provide accurate and timely delivery of these services. The Transfer Agent's duties under this Agreement will include establishing and maintaining all necessary corresponding manual and automated interfaces with the CMP. All verbal and written instructions required by the CMP will be provided by the Transfer Agent on behalf of the Fund. This will include verbal or written instructions, as appropriate, to the CMP to transfer money between Fund Accounts (including custody) necessitated by the cash management activities described herein.

     I.  ACCOUNT MAINTENANCE -   Establish and maintain separate demand
                                 deposit bank Accounts (as defined in
                                 Exhibit 1) for each Fund.


     II. INVESTMENT BY CHECK

     o CMP will endorse and microfilm all checks received and process all items daily, and send to Transfer Agent a transmission at a time mutually agreed to by the Transfer Agent, CMP and the Fund, which will include for each transaction security code, account number, ABA routing number, microfilm reference number, and investment amount with a Blocking Indicator of the investment type at Fund's direction. Transmitted file should be retained by CMP for 30 days.

                 Blocking Indicators
                 - immediate; no hold
                 - immediate; hold
                 - one day delay; no hold
                 - one day delay; hold
                 - other blocking indicators which may be
                   subsequently determined by the Fund

     A)    Drop Box Processing
           -------------------

     o Collect investment envelopes from present drop box locations (see list attached for present locations) and such other locations, as mutually agreed upon by the parties, at a minimum twice daily. Process all checks, together with Optical Character Recognition ("OCR") remittance stubs, as further defined under III B) and III C) below, in accordance with the Fund's Prospectus.

     B)    OCR - Lock Box (Payment Processing)
           -----------------------------------

     o Pick up mail addressed to P.O. Boxes identified by the Fund three times daily at a minimum. Two of these pick-ups take place in the morning with one additional pick-up in the afternoon.

     o Verify that the Fund security code identified from the OCR stub compares to the payee of the checks or a generic alternative (e.g. "Dreyfus"). If they do not compare, stub and check will be indexed on same day to Transfer Agent for further processing. The original will be delivered to Transfer Agent by overnight delivery.

     o Process payment transactions by reading optical character recognition, information printed on remittance document.

     o Retain and file remittance stubs, and microfilm investment checks and supporting documentation daily, in a form not commingled with other funds. At the Fund's option, promptly provide copies of microfilm to the Transfer Agent.

     o Since investments are being placed into securities with fluctuating prices, CMP will be responsible for reimbursement of customer losses caused by CMP's actions that result in incorrect investments due to errors or delays.

     C)    Special Handling Items
           ----------------------

     o In the absence of an accurate and complete remittance stub, CMP will create a substitute stub if the investor's security code and account number is written on the check or an accompanying document.

     o Multiple checks with one remittance will be processed. Each check hold period governs the investment date.

     o One check with split remittance will be processed provided amounts are stated and they prove.

     o Checks drawn on foreign banks in U.S. dollars - send for collection; checks drawn on foreign banks in foreign currencies - return to drawer.

     o Stub with no remittance amount - The payment will be processed based on the amount of the check.

     o Improperly printed stubs - If an account number and security code are legible, a substitute remittance stub will be created.

     o Correspondence accompanying any investment - Correspondence shall be noted with customer's account number with an indication of "Payment In Process" and forwarded to the Transfer Agent.

     o Out of proof checks with multiple stubs remittances not equal to checks - Forward to Transfer Agent.

     D)    Return Items
           ------------

     o The appropriate Account will be debited on date of receipt. CMP will fax a returned items log and copies of checks to Transfer Agent, indicate account number and security code (if available), amount, and microfilm reference number for each item on the day these items are presented. Forward returned item to Transfer Agent for overnight delivery.

     III.  REDEMPTION DRAFTS
           -----------------

     o Transfer Agent will provide the Fund two phone notifications by fund, per day, of the aggregate dollar amount of drafts received up to the time of the notification. The information usually will be available at 10:00 a.m. and 2:30 p.m., New York time.

     o On the day of presentment the CMP will debit the Fund's Account for the total dollar amount of drafts presented for payment.

     o CMP will provide an electronic transmission each business day to Transfer Agent, at a time mutually agreed to by the Transfer Agent, CMP and the Fund, to include the security code, account number, amount and draft number for drafts presented that day. CMP will fax totals of number of items and total dollars to Transfer Agent at the time of transmission.

     o CMP will also supply Transfer Agent with a hard copy report reflecting the data sent by transmission for reconciliation purposes. This will be followed (via overnight courier) by a microfiche copy to be used for research by the Transfer Agent.

     o CMP will return drafts written for amounts below the stated minimum (if so instructed by the Fund) or those without any signature. These items will not be in the transmission. CMP will notify Transfer Agent, by report, of these returned drafts by Fund.

     o CMP will contact shareholders via mailgram who have written redemption drafts of $100,000.00 or more, no later than the day of processing.

     o CMP will verify all signatures. Any redemption draft on which the signature is not in good order will be faxed to Dreyfus. If Dreyfus does not instruct CMP to honor, said draft will be rejected with notification to Transfer Agent on the date of presentment. Transfer Agent will be responsible for timely maintenance, update and accuracy of signatures or Signature Verification System, to allow on line retrieval by security code and investor's account number.

     o Transfer Agent will notify CMP regarding any redemption draft that is to be returned. This information must be represented to CMP by 12:00 p.m. Noon on the day after the electronic transmission to the Transfer Agent. Reason for return must be specified.

     o CMP will be responsible for liability associated with forged redemption drafts.

     o If so requested, CMP will credit Account for amount of drafts being returned on the day of credit from The Federal Reserve Bank.

     o     CMP will fine-sort drafts by Fund and account number.

     o CMP will forward all paid redemption drafts to Transfer Agent or its designee (currently Output Technologies), or directly to customer on a daily, weekly or monthly basis, as defined by the Fund, sorted by Security Code and account number.

     IV.   STOP PAYMENTS
           -------------

     o Accept oral or written stop payment requests on checks or drafts issued by the Fund or Fund shareholders, and maintain appropriate stop payment files and capabilities in accordance with current regulations and banking practices, and according to the Fund's Prospectus.

     o Return stop paid redemption drafts and checks to the presenting financial institution in accordance with prevailing return check procedures, unless advised otherwise in writing by the Fund.

     V.    INCOMING FED WIRES
           ------------------

     o CMP will provide daily a detailed report of all items received, including security code and account number, on request.

     o CMP will provide on-line notification of all incoming and outgoing Fed Fund wires to Transfer Agent which will include security code and account number of investor. These monies will be credited to the correct Account on day of receipt.

     o Incoming wires not properly identified by a specific Fund Code and Account Number but that do reference Dreyfus will be credited by the CMP to a Dreyfus Federal Reserve Wire Omnibus DDA account that the CMP maintains for Dreyfus. These items will be reviewed by Transfer Agent for ultimate disposition.

     VI.   OUTGOING FED WIRES
           ------------------

     o Transfer agent will electronically transmit wire instructions to CMP throughout the day.

     o The first transmission will take place at approximately 10 a.m. CMP will make every effort to send all of these wires by 12:30 p.m., New York time.

     o The second transmission will take place at approximately 1 p.m. CMP will make every effort to send these wires by 2:30 p.m., New York time.

     o The Transfer Agent will have the ability to send manual wires directly to CMP's funds transfer department throughout the day on exception items.

     VII. LIQUIDATION BY CHECK
          --------------------

     o CMP will honor liquidation checks drawn on the Fund's Account as issued by Transfer Agent.

     o Transfer Agent will transmit an automated checks issued file to CMP daily, weekly or monthly at the Fund's direction.

     o CMP will provide Transfer Agent with full or partial reconciliation and on-line inquiry capability with daily transmissions for updates on paid items, at the Fund's direction.

     o CMP will provide the Transfer Agent with the daily transmissions for updates on paid items.

     VIII. ACH PROCESSING
           --------------

     A)    Pre-Notifications
           -----------------

     o CMP will receive daily from Transfer Agent pre-notifications in ACH format to be forwarded pursuant to ACH processing guidelines.

     B)    ACH Credits Initiated by other Financial Institutions ("Direct
           ---------------------------------------------------------------
           Deposit")
           ---------

     o Credits would be received by CMP and electronically transmitted to Transfer Agent as received. The Account for the respective funds will be credited with funds on settlement date by CMP.

     C)    ACH Credit Initiated by CMP (Shareholder Liquidations)
           ------------------------------------------------------

     o     Transfer Agent will transmit a properly formatted file to CMP.

     o CMP will include the transactions in the transmission for evening window to assure the funds will be received on the following banking day.

     o     CMP will debit the appropriate Account on projected settlement date.

     D)    ACH Debits Initiated by CMP (Shareholder Purchase)
           --------------------------------------------------

     o CMP will receive a transmission from Transfer Agent in ACH format to debit the customer's bank account pursuant to ACH settlement guidelines.

     o     The Fund's Account will be credited on settlement date.

     E)    ACH Return Items
           ----------------

     o ACH return items will be received by CMP and transmitted to Transfer Agent on day of receipt. CMP will debit/credit the appropriate DDA Account on return date.

     IX.   ELECTRONIC BANKING SERVICES
           ---------------------------

     o The CMP will provide a comprehensive package of fully automated information reporting and transaction services. The system will support balance reporting and time critical information on a same day basis in order to maximize the use of cash resources while expediting the accurate posting to internal records. A terminal and/or personal computer may be utilized by the Transfer Agent to access the respective file.

           The system will offer prior day and same day reporting modules, including summary and transaction detail reports for both paper-based and electronic transfers.

     o Provide all paid check information daily via magnetic tape or electronic transmission for update of payables.

           Balance Reporting
           -----------------

     o Summary Report will provide prior day balance and information on total credits and total debits by type of transaction.

           Detail Report will provide information on the individual debits and credits in descending order of dollar amounts.

           Dynamic Information Reporting
           -----------------------------

     o CMP will provide access to an on-line, real time service in order to monitor intra-day balance information. The detail report should provide selected key information about each wire transfer, debit and credit, as they are processed. The service will be available daily from 7 a.m. to 10 p.m., New York time.

           Automatic Advice
           ----------------

     o The full text on all incoming and outgoing wire transfers will be required through on-line notification advice for each transaction through a dedicated and self-activating high speed terminal printer located at TA's office.

           Item Status Report
           ------------------

     o This report shows current status of wire transfer payments sent through CMP's Money Transfer System. This is utilized to confirm executed payment orders and obtaining their wire transfer sequence codes. Three business days of funds' transfer history should also be provided.

           Direct Customer Inquiry
           -----------------------

     o This service provides direct on-line access to a history file to retrieve the detail of incoming and outgoing wire transfers that occurred during the current three months. Different search criteria may be used, i.e. - Transaction Reference Number, Account/Amount/Date, etc.

           Account Reconciliation Plan Inquiry
           -----------------------------------

     o ARP Inquiry will allow Transfer Agent to access CMP's reconciliation data files (current/history) to determine the status of a check and to place a stop payment directly on-line. When a stop payment has been accepted, the system will respond with a confirmation number.

           The following morning, the system may be accessed for a consolidated report of the prior day's stop payments.

           Electronic Funds Transfer Inquiry
           ---------------------------------

     o Transfer Agent can obtain same day confirmation of incoming debits and credits processed through the National Automated Clearing House Association (NACHA). A full description of each transaction including addenda records is available.

           Early access to this information enhances control over the current cash flow position.

DROP BOX LOCATED AT BANK OF NEW YORK BRANCHES:
---------------------------------------------


     Downtown Manhattan      20 Broad Street (off Wall Street)
     ------------------      1 Wall Street
                             48 Wall Street

     Midtown Manhattan       530 Fifth  Avenue (at 44th  Street)
     -----------------       706 Madison  Avenue (at 63rd Street)
                             909 Madison Avenue (at  73rd  Street)
                             51 West  51st  Street
                             360 Park Avenue
                             979 Third Avenue (at 58th Street)
                             1006 First Avenue  (between  55th & 56th  Street)
                             47 West 62nd Street (at Broadway)

     Queens                  Forest Hills, 9900 Metropolitan Avenue
     Long Island             Great Neck, 60 Great Neck Road
     -----------             Melville, 555 Broadhollow Road
                             Port Washington, 805 Port Washington Blvd.
                             Stewart Manor, 110 Covert Avenue

     Westchester             Mount Kisco, 55 Main Street
     -----------             Yonkers, 2195 Central Park Avenue
                             Scarsdale, 40 East Parkway
                             Rye, Ridge Shopping Center

     Rockland                New City, 2 New Hempstead Road
     --------


DROP BOXES MAINTAINED BY DREYFUS:
--------------------------------


     Midtown Manhattan       200 Park Avenue - Grand Central Station
     -----------------       Penn Station (Arcade Level)

                                   APPENDIX F

                  Software Request Administration Procedures
                  ------------------------------------------

                           I. Software Request Process
                              ------------------------

1. The requestor completes the Software Request Form, outlining the request, and indicating if the request should be considered a priority. The requestor must obtain the proper authorized signatory from his/her department. The form is then sent to Dreyfus Project Management. The following information must be supplied on the form:

           Requestor information - name, department, phone/fax number, date of request

           Short name for the request

           Description of the change requested

           Purpose and benefit of the request

           Justification - Why this change is being requested; to enhance service, quality, cost effectiveness, or if it is an operational necessity or a legal requirement

           Number of Funds and/or shareholders affected

           Amount of manual effort saved due to this enhancement

           Potential liability

           Impacts:
                 - to quality/customer service
                 - on business existing accounts, ability to
                   attract new accounts
                 - to clients
                 - on tax reporting
                 - to month end/quarter end/year end reporting
                 - financial impact

           On-line systems requirements - any on-line changes that need to be made for the enhancement

           Reporting requirements - changes to existing reports or new reports which must be created as a result of the request

           Software interfaces that may be affected by the request

           Special considerations or exceptions to the request

     For minor changes or enhancements, the Software request form serves as the business requirements document for the request. For large enhancements or changes, the requestor drafts a business requirements document to accompany the Software Request Form. The business requirements document provides a detailed description of all aspects of the enhancement, including mock ups of reports required, new forms to be designed, or new on-line screens to be developed.

     The current authorized signatories for software requests are:

     Retail Servicing            -   Wilson Santos
                                 -   Irene Pappas

     Institutional Servicing     -   Joanne Butler
                                 -   Matthew Perone
                                 -   Peter Repole

     Dreyfus Group
       Retirement Plans          -   John Geli
                                 -   William Glenn

     Personal/Business Advisors  -   Anthony DeVivio

     Information Systems         -   Anthony Mayo
                                 -   Walter Wantman
                                 -   Raymond Van Cott

     Fund Accounting             -   Joseph Connolly

     Transfer Agency Administration/
       Project Management        -   Walter Harris
                                 -   Bradley Skapyak

     Corporate Accounting        -   William Maresca

     Legal                       -   Mark N. Jacobs

     Marketing                   -   Stephen Burke
                                 -   Noreen Ross

     Financial Centers           -   Michael Schuermann

2. Project Management circulates the request to any other business area that might be affected by the programming request in order to determine if these areas have a business interest in the request or have a similar request being developed in one of these areas. Dreyfus Project Management will verify whether functionality already exists for this request and/or identify possible alternatives to the request, if appropriate.

3. Project Management sends the request to the Transfer Agent's Client Services department via fax or overnight mail (depending on the immediacy of the request). The original request is held on file at the Transfer Agent. A copy of each referral is kept on file in the Project Management area.

4. The Transfer Agent's Client Services department assigns a referral number to the request and forwards it to the Transfer Agent's Systems department for time and cost estimates.

5. The Transfer Agent's Systems department forwards the time and cost estimates to Project Management. Project Management reviews the estimates and forwards them to the requesting department. Project Management and the requesting department jointly decide if the request should be considered a priority item.

6. If the request is deemed a priority and a Dreyfus-dedicated programming resource is available, the Transfer Agent's Systems Manager assigns the request to a programmer. If a programming resource is not available, Dreyfus Project Management is notified.

     The Transfer Agent will provide Project Management with information on how other prioritized requests will be impacted by the new request. Based on this information, Project Management then decides how to proceed with the new request (i.e., to reprioritize existing requests to make resources available for the new request or assign a lower priority to the new request which would then be worked on when resources become available).

     When there are several priority items and resources are not available to work on each request, Project Management will meet with the department heads whose areas have submitted the outstanding priority requests in order to determine which referral or referrals must be worked on first.

7. When a resource is assigned to a particular request, he/she contacts the requestor if further information is needed to proceed with the assignment.

8. The Transfer Agent prepares a functional design document based on the business requirements submitted and any meetings that may have been held to discuss issues related to the request.

9. Requestors are asked to review and approve the functional design before the Transfer Agent begins programming.

10. The Dreyfus requestor will be asked to participate in the testing of a request. During testing, Dreyfus and Transfer Agent personnel will identify any deficiencies that must be corrected prior to sign-off at completion and prior to installation of the new code or program into the production region.

11. When Dreyfus and the Transfer Agent agree that testing was successful, Dreyfus provides sign-off and the request is put into the production region.

               II. Software Request Status Reporting/Resources
                   -------------------------------------------

The Transfer Agent's Client Services tracks the Dreyfus software requests and distributes a bi-weekly report to Dreyfus and Transfer Agent representatives.

The bi-weekly report lists the following:

     Requests to be completed within the next 3 months

     Remaining requests - Priority requests currently being worked on that will not be completed in 3 months

     Non-priority requests

     Adhoc requests - one time requests for specific information sorted in a specified report format. These requests do not require a permanent change or enhancement to any software or system, but more often address the need for a one time, special report. (See Adhoc Request Procedures)

     Completed requests

     LION requests - enhancements to the LION System, a remote entry system used by broker/dealers for on-line trading

The report lists the following for each request:

     Referral number
     Type of request
     Description
     Project contacts
     Impacts

     Phases - (business requirements, functional design, test plan, print mail impact, if applicable, coding and testing, acceptance testing, files to OTI, output date and production date)

A Dreyfus Systems Map is also distributed by the Transfer Agent's Systems department. The map lists all of Dreyfus's prioritized requests for the year and the amount of resources assigned to each request for each month.

Requests to correct an existing system problem or requests that are determined by Dreyfus Senior Management to be critical enhancements are assigned the highest priority. Dreyfus Project Management and the requestors meet separately, if necessary, to discuss prioritization of specific referrals.

Dreyfus Project Management and representatives from interested Dreyfus departments meet with the Transfer Agent monthly to discuss progress on all requests, the prioritization of new requests, any other outstanding issues, and resource allocation.

                          III. Adhoc Request Procedures
                               ------------------------

Adhoc requests - one time requests for specific information sorted in a specified report format. These requests do not require a permanent change or enhancement to any software or system, but more often address the need for a one time, special report.

1. The requestor submits a memo (by fax or interoffice mail), to Dreyfus Project Management.

     The requestor must specify the following information:

     Select: The requestor lists all Funds, accounts, transfer agency system fields or other data to be searched for the report.

     Sort: The requestor specifies how the report should be formatted, that is, how the data on the report should be segregated. Any number of sorts may be requested within one request. (Example: Retail vs. Institutional, Tax I.D. Number, Fund code order)

     Print: The requestor lists all of the information that must be printed on the report.

     Delivery: The requestor specifies how the report should be delivered upon completion. (Mail, fax, remote printer on-site at Dreyfus or diskette)

2. Project Management reviews adhoc requests and, if necessary, contacts the requestor to discuss and clarify any unclear issues. Project Management will first determine if this information is readily available from an internal source, and if so, notify the requestor.

3. Project Management faxes adhoc requests to a designated Transfer Agent representative.

4. The request is assigned to a Dreyfus dedicated programmer at the Transfer Agent.

5. Adhoc requests are usually completed within 48 hours of the time the request is received at the Transfer Agent. However, Dreyfus and the Transfer Agent acknowledge that if the number of adhoc requests submitted is heavy over a short period of time, the 48 hour timeframe may not be met.

6. Once completed, the Transfer Agent sends the requested adhoc to the destination specified in the request, either directly to the requestor or to Dreyfus Project Management.

                                   APPENDIX G
                                   ----------
                              OUT-OF-POCKET CHARGES
                              ---------------------

The cost of providing all services under this agreement other than those indicated below is included in the per account fees.

1.   Postage for All Mailings

2.   Proxy
     Initial Mailing
     Tabulation and Follow-up

3.   Special Forms (Statements, Confirms, Checks)

4.   Envelopes and the Materials to be inserted for Fund Mailings

5. Telephone (Voice) Charges - for Customer Service/Transactions - External Line Charges Only

6.   External Data Lines, Value added Networks (i.e. Tymnet)

7.   Hardware at Dreyfus locations (Terminals, Printers, Modems, etc.)

8.   Courier Service/Shipping, Certified Mail, Insurance on Mailed Items

9.   Duplicating for Special Projects (i.e. User Manuals)

10.  Stationery for Fund Correspondence

11. All copies of Microfilm or Fiche (i.e. Duplicate cc for Dreyfus internal use, or selected Dealer Statements)

12.  Printing of Confirms and Statements, and Checks, Inserts and Letters

13. Mailing - Inserting, Bursting, Decollating & Mailing of Confirms, Statements, Tax Reporting, Regular Fund Mailings and Checks

14.  Fees to Maintain P.O. Boxes

15.  Outside Vendor Translation Charges for Shareholder Correspondence
     Inquiries

16.  Western Union Charges

17.  Transaction charges as billed by NSCC

18. Other Charges or Out-of-Pocket Expenses Applicable to Special Projects, as Agreed to in Advance by the Parties



                                      G-1